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                               EXCHANGE AGREEMENT


                          Dated as of September 4, 1997


                                  By and Among


                              BELO HOLDINGS, INC.,
               COLONY CABLE NETWORKS, INC., PJ PROGRAMMING, INC.,
                                  BHI SUB, INC.


                                       and


                            THE E.W. SCRIPPS COMPANY





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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I - Purchase, Sale and Exchange of Properties and Assets.............  1
            1.1      TVFN Interests..........................................  1
            1.2      KENS; First Closing Date................................  2
            1.3      KENS; Second Closing Date...............................  3
            1.4      Assumption of Certain Liabilities.......................  3
            1.5      The Closings............................................  4
            1.6      Exchange Consideration..................................  4
            1.7      KENS Purchase Price Adjustments.........................  4
            1.8      TVFN Adjustments........................................  5
            1.9      Purchase Price Allocation...............................  6

ARTICLE II - Representations and Warranties of the Belo Entities.............  7
             2.1      Organization...........................................  7
             2.2      Capitalization; Subsidiaries...........................  7
             2.3      Authority..............................................  9
             2.4      Consents and Approvals; No Violations..................  9
             2.5      CPMCO and TVFN Financial Statements.................... 10
             2.6      Litigation............................................. 10
             2.7      Employee Benefits...................................... 10
             2.8      Absence of Certain Changes or Events................... 11
             2.9      No Violation of Law.................................... 11
             2.10     Taxes.................................................. 12
             2.11     Environmental Matters.................................. 13
             2.12     Material Contracts..................................... 13
             2.13     Brokers or Finders..................................... 14
             2.14     Title to Assets........................................ 14
             2.15     Condition of Assets.................................... 15
             2.16     Employees.............................................. 15
             2.17     Insurance.............................................. 15
             2.18     Affiliation Agreements................................. 15
             2.19     Belo Interests......................................... 15
             2.20     Related Party Agreements............................... 16
             2.21     Network Intangible Rights.............................. 16
             2.22     Trade Secrets.......................................... 17
             2.23     Transponder Subleases.................................. 17
             2.24     Investigations......................................... 17

ARTICLE III - Representations and Warranties of Scripps...................... 18
             3.1      Organization........................................... 18
             3.2      Authority.............................................. 18
             3.3      Consents and Approvals; No Violations.................. 19
             3.4      KENS Financial Statements.............................. 19
             3.5      Litigation............................................. 19

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             3.6      Employee Benefits...................................... 20
             3.7      Absence of Certain Changes or Events................... 21
             3.8      No Violation of Law.................................... 21
             3.9      Taxes.................................................. 21
             3.10     Environmental Matters.................................. 22
             3.11     Material Contracts..................................... 22
             3.12     Brokers or Finders..................................... 23
             3.13     Title to Assets........................................ 23
             3.14     Condition of Assets.................................... 23
             3.15     Employees.............................................. 23
             3.16     Insurance.............................................. 23
             3.17     FCC Licenses........................................... 23
             3.18     KENS Intangible Rights................................. 24
             3.19     KENS Trade Secrets..................................... 24
             3.20     Investigations......................................... 25

ARTICLE IV - Covenants of the Belo Entities Pending the First Closing........ 25
             4.1      Covenants with Respect to CPMCO and TVFN............... 26
             4.2      Covenants of the Belo Entities......................... 28

ARTICLE V - Covenants of Scripps Pending the Closings........................ 28
             5.1      Covenants with Respect to the KENS Assets.............. 28
             5.2      Covenants of Scripps................................... 30

ARTICLE VI - Additional Agreements........................................... 31
             6.1      Reasonable Efforts..................................... 31
             6.2      Access to Information.................................. 31
             6.3      Legal Conditions to Purchase........................... 32
             6.4      Use of Names........................................... 32
             6.5      Intercompany Balances.................................. 32
             6.6      KENS Employee Matters; Harte-Hanks Stock Plans......... 32
             6.7      TVFN Employee Matters.................................. 34
             6.8      Fees and Expenses...................................... 34
             6.9      Transfer Taxes......................................... 34
             6.10     Employment Taxes....................................... 35
             6.11     Scripps Assignment of Contracts and Permits............ 35
             6.12     Belo Assignment of Contracts and Permits............... 35
             6.13     Schedules.............................................. 36
             6.14     Notification........................................... 37
             6.15     Additional Agreements Related to FCC Licenses.......... 37
             6.16     Resignations........................................... 37
             6.17     LMA Agreement.......................................... 37
             6.18     Notice to Other Partners............................... 37
             6.19     Transponder Agreement.................................. 38



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ARTICLE VII - Conditions to the Obligations of the Belo Entities............. 38
             7.1      Representations, Warranties, Covenants................. 38
             7.2      Proceedings............................................ 39
             7.3      Damage to the Assets................................... 39
             7.4      Certain Consents....................................... 39
             7.5      Hart-Scott-Rodino...................................... 39
             7.6      Deliveries............................................. 39
             7.7      Closing of the Acquisition Agreement................... 39
             7.8      LMA.................................................... 39
             7.9      Affiliation Agreement.................................. 39
             7.10     FCC Authorizations..................................... 40
             7.11     FCC Approval........................................... 40

ARTICLE VIII - Conditions to the Obligations of Scripps...................... 40
             8.1      Representations, Warranties, Covenants................. 40
             8.2      Proceedings............................................ 41
             8.3      Certain Consents....................................... 41
             8.4      Hart-Scott-Rodino...................................... 41
             8.5      Deliveries............................................. 41
             8.6      Closing of the Acquisition Agreement................... 41
             8.7      LMA.................................................... 41
             8.8      FCC Approval........................................... 41

ARTICLE IX - Items to be Delivered at the Closings........................... 41
             9.1      Deliveries by Scripps.................................. 41
             9.2      Deliveries by the Belo Entities........................ 42

ARTICLE X - Nonsurvival of Representations,
                     Warranties and Covenants; Indemnification............... 44
             10.1     Nonsurvival of Representations and Warranties.......... 44
             10.2     Indemnification........................................ 44

ARTICLE XI - Miscellaneous................................................... 46
             11.1     Termination of Agreement............................... 46
             11.2     KENS Option............................................ 47
             11.3     Liabilities Upon Termination........................... 48
             11.4     Assignments............................................ 49
             11.5     Further Assurances..................................... 49
             11.6     Public Announcement.................................... 49
             11.7     Notices................................................ 49
             11.8     Captions............................................... 50
             11.9     Law Governing.......................................... 50
             11.10    Waiver of Provisions................................... 50
             11.11    Counterparts........................................... 51
             11.12    Entire Agreement....................................... 51
             11.13    Confidentiality........................................ 51

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             11.14    Brokers or Finders..................................... 51
             11.15    Specific Performance................................... 51
             11.16    No Third Party Beneficiaries........................... 51
             11.17    Waiver................................................. 51
             11.18    Certain Definitions.................................... 51



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                                    EXHIBITS
                                    --------

Exhibits A/A-1   -   CPMCO Financial Statements
Exhibits B/B-1   -   TVFN Financial Statements
Exhibits C/D     -   KENS Financial Statements
Exhibit E        -   Local Marketing Agreement


                                    SCHEDULES
                                    ---------

Schedule 1.2(a)      Licenses and Authorizations
Schedule 1.2(b)      Tangible Personal Property
Schedule 1.2(c)      Real Property and Leases
Schedule 1.2(e)      Scripps Contracts
Schedule 1.2(f)      Call Letters, trademarks, etc.


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                               EXCHANGE AGREEMENT

     EXCHANGE AGREEMENT (this "Agreement"), dated as of September 4, 1997, by and among BELO HOLDINGS, INC., a Delaware corporation ("Belo Holdings"), COLONY CABLE NETWORKS, INC., a Rhode Island corporation ("Colony"), PJ PROGRAMMING, INC., a Rhode Island corporation ("PJPI" ), BHI SUB, INC., a Delaware corporation ("Belo Sub" and, with Belo Holdings, Colony and PJPI, sometimes hereinafter referred to as the "Belo Entities"), and THE E.W. SCRIPPS COMPANY, an Ohio corporation ("Scripps").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, PJPI owns a general partner interest in Cable Program Management Co., G.P., a Delaware general partnership ("CPMCO") (the "PJPI Interest");

     WHEREAS, Colony owns a general partner interest in Television Food Network, G.P., a Delaware general partnership ("TVFN") (the "Colony Interest" and, with the PJPI Interest, sometimes hereinafter referred to as the "TVFN Interests");

     WHEREAS, Scripps, or an entity to be formed and wholly owned by Scripps (the "KENS Entity"), will own on the First Closing Date (as defined herein) all of the right, title and interest in the assets used primarily in (the "KENS Assets"), and all liabilities and obligations (accrued, absolute, contingent, undisclosed or otherwise) which are primarily related to or have arisen or will arise from (the "Assumed Liabilities"), the television station KENS-TV and the radio station KENS(AM) (collectively, "KENS"), pursuant to that certain Acquisition Agreement, dated as of May 16, 1997, as amended on or about the date hereof (the "Acquisition Agreement"), by and between Scripps and Harte-Hanks Communications, Inc., a Delaware corporation ("Harte-Hanks");

     WHEREAS, the Belo Entities desire to sell the TVFN Interests and to purchase KENS, all pursuant to the terms of this Agreement; and

     WHEREAS, Scripps desires to sell KENS and to purchase the TVFN Interests, all pursuant to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

              Purchase, Sale and Exchange of Properties and Assets
              ----------------------------------------------------

     1.1 TVFN Interests. Subject to the terms and conditions set forth herein, on the First Closing Date (as defined herein), PJPI and Colony agree to sell and assign to Scripps, and Scripps agrees to purchase and acquire from PJPI and Colony, all of the TVFN Interests.


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     1.2 KENS; First Closing Date. Subject to the terms and conditions set forth herein, Scripps agrees to sell and assign to Belo Sub, and Belo Sub agrees to purchase and acquire from Scripps, the KENS Assets. On the First Closing Date, Scripps shall deliver all of the KENS Assets to Belo Sub (as the assignee of PJPI and Colony) pursuant to the terms of this Agreement, except for:

     (a) Licenses and Authorizations. All Scripps' rights associated with any Federal Communications Commission ("FCC") licenses, permits, waivers and authorizations ("FCC Licenses," which, for purposes of the Second Closing Date (as defined herein) shall be deemed to include any renewals, extensions or modifications thereof and additions thereto and any pending applications thereto, as well as any additions, improvements, replacements and alterations thereto made as permitted by the terms of this Agreement between the date of this Agreement and the Second Closing Date) that are held by Scripps as of the closing of the transactions contemplated by the Acquisition Agreement (the "Acquisition Closing Date") and used, held for use or necessary in connection with the business or operation of KENS, including, without limitation, those Licenses listed on Schedule 1.2(a) to this Agreement.

     (b) Tangible Personal Property. All physical assets, equipment, vehicles, furniture, fixtures, office materials and supplies, spare parts, and other tangible personal property of every kind and description owned, leased or licensed by Scripps as of the Acquisition Closing Date and used, held for use or necessary in connection with the business and operations of KENS, including, without limitation, those shown on Schedule 1.2(b) to this Agreement.

     (c) Real Property. All land and leaseholds, and other estates in real property and appurtenances thereto, and all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, appurtenances, licenses, permits and other rights pertaining to or accruing to the benefit of such real property and leasehold interests and estates in real property, buildings, towers, transmitters and antennae, and fixtures and improvements thereon owned, leased or licensed by Scripps as of the Acquisition Closing Date and used, held for use or necessary in connection with the business and operations of KENS, including, without limitation, those shown on Schedule 1.2(c) to this Agreement ("Real Property").

     (d) Agreements for Sale of Time. All orders, arrangements, contracts, understandings and agreements existing as of the Acquisition Closing Date for the sale of advertising time on KENS, except those which on the applicable Closing Date have already been filled or have expired.

     (e) Other Contracts; Programming and Copyrights. All Scripps Contracts (as defined herein) entered into in connection with the business and operations of KENS as of the Acquisition Closing Date, including, without limitation, those listed on Schedule 1.2(e) to this Agreement, other than (i) the network affiliation agreement between KENS-TV and CBS, Inc. (the "KENS Affiliation Agreement") and (ii) all rights to programs and programming materials and elements of whatever form or nature owned by Scripps as of the Acquisition Closing Date and used, held for use or necessary in connection with the business and operations of KENS, whether recorded on film, tape or any other medium or intended for live performance, television broadcast or other medium and whether completed or in production, and all related common law and statutory Intangible

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Rights (as  defined  herein)  owned,  leased or  licensed by Scripps and used in connection with the business and operations of KENS; provided, however, that in the event that Scripps is unable to deliver the assets referred to in clauses
(i) and (ii) above at the First Closing, Scripps shall provide the economic benefit of such assets to Belo Sub from the First Closing Date to the date such assets are delivered pursuant to the terms of this Agreement.

     (f) Trademarks, etc. All trademarks, service marks, franchises, patents, trade names, jingles, slogans, and logotypes, copyrights, rights to the call letters "KENS-TV" and "KENS-AM" and other intangible rights, owned, leased or licensed by Scripps as of the Acquisition Closing Date and used, held for use or necessary in connection with the business and operations of KENS (the "Intangible Rights"), including, without limitation, those shown on Schedule 1.2(f) to this Agreement.

     (g) FCC Records. All FCC logs and other records that relate to KENS or its operations.

     (h) Files and Records. All files, records, books of account, computer programs, tapes, electronic data processing software, customer lists and other records of Scripps relating to the business and operations of KENS (other than files, records, books of account, computer programs, tapes, electronic data processing software, customer lists and other records that exclusively refer to operations of Scripps other than KENS).

     (i) Prepaid Expenses and Receivables; Other Current Assets. All prepaid expenses (other than prepaid taxes) and notes and accounts receivable and any other current assets arising in connection with the business and operations of KENS.

     (j) Trade Agreements. All goods, assets, rights and services due to Scripps under all trade agreements and used, held for use or necessary in connection with the business and operations of KENS.

     (k) Goodwill. All Scripps' goodwill in, and going concern value of, KENS.

     1.3 KENS; Second Closing Date. Subject to the terms and conditions set forth herein, on the Second Closing Date, Scripps shall deliver all of the KENS Assets not delivered on the First Closing Date, including any and all additions, improvements, replacements and alterations to any of them made as permitted by the terms of this Agreement between the date of this Agreement and the Second Closing Date (all of which shall be deemed to be part of the KENS Assets for purposes of this Agreement).

     1.4 Assumption of Certain Liabilities.

     (a) Upon the terms and subject to the conditions of this Agreement, Belo Sub hereby assumes, (i) effective as of the First Closing Date, and agrees to pay, perform and discharge when due, and indemnify Scripps and hold it harmless from the Assumed Liabilities related to those KENS Assets transferred and delivered to Belo Sub at the First Closing and (ii) effective as of the Second Closing Date, and agrees to pay, perform and discharge when due, and indemnify Scripps and hold it harmless from the Assumed Liabilities remaining as of the Second Closing Date.

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     (b) Belo Sub shall in no event  assume,  nor shall it be  liable  for,  any obligations or liabilities of Scripps of any nature whatsoever (whether express or implied, fixed or contingent, known or unknown) other than the Assumed Liabilities. Scripps agrees to pay, perform and discharge, and indemnify against and hold the Belo Entities harmless from, all obligations and liabilities, if any, relating to the KENS Assets, except the Assumed Labilities.

     1.5 The Closings. The consummation of all transactions provided for in this Agreement, other than the transfer of those KENS Assets referred to in Section 1.2(a) through (k), (the "First Closing") shall take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202 at 2:00 p.m. on the Acquisition Closing Date, subject to the satisfaction or waiver of the last of the applicable conditions required to be satisfied or waived pursuant to Article VII or VIII hereof, and the closing of the transfer of those KENS Assets referred to in Section 1.3 shall take place at such offices, at such time and on such date, which is mutually agreed to by Scripps and the Belo Entities and which is not less than five or more than ten business days after the satisfaction or waiver of the last of the applicable conditions required to be satisfied or waived pursuant to Articles VII or VIII hereof; or at such other place, time or date as the parties shall agree upon in writing (the "Second Closing Date"). The dates on which the First Closing and the Second Closing are to occur are referred to herein as the "First and Second Closing Dates".

     1.6 Exchange Consideration. Subject to the adjustments described in Section
1.7 hereof, (a) Scripps shall pay for the TVFN Interests through the sale, conveyance and transfer of the KENS Assets to Belo Sub (as assignee of PJPI and Colony) pursuant to the terms of this Agreement (the "Scripps Consideration") and (b) Belo Holdings shall pay for the KENS Assets through (i) the sale, conveyance and transfer of the TVFN Interests to Scripps pursuant to the terms of this Agreement (the "Belo TVFN Consideration"), (ii) the assumption of the Assumed Liabilities, and (iii) the payment of Seventy Five Million Dollars ($75,000,000) (the "Belo Cash Consideration" and, with the Belo TVFN Consideration and the Assumed Liabilities, the "Belo Consideration"). The Belo Cash Consideration shall be paid at the applicable Closing by wire transfer in immediately available funds to an account specified by Scripps.

     1.7 KENS Purchase Price Adjustments.

     (a) No later than 45 days after the First Closing Date, Scripps shall deliver to Belo Holdings a balance sheet of KENS at the First Closing Date (the "KENS Closing Balance Sheet"). The KENS Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles on a basis consistent with the KENS Financial Statements (as defined herein), except that the KENS Closing Balance Sheet (i) will not include any liabilities or reserves in respect of Continuing Claims (as defined in the Acquisition Agreement), (ii) will reflect all film contracts as long term assets and all film contract payables  as long  term  liabilities  and  (iii)  will not  reflect  as  current liabilities the severance obligations for Employees (as defined in the Acquisition Agreement) of KENS referenced in Section 6.6(a) of the Acquisition Agreement. To the extent that the net working capital (current assets less current liabilities) of KENS as shown on the KENS Closing Balance Sheet is more or less than zero, Belo Holdings shall pay to Scripps, or Scripps shall pay to Belo Holdings, the amount of such excess or shortfall, respectively, by wire transfer of immediately available funds within five days of the earlier to occur

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of (A) acceptance by Belo Holdings of the KENS Closing  Balance Sheet or (B) the
Neutral Auditors' (as defined herein) determination.

     (b) After receipt of the KENS Closing Balance Sheet, Belo Holdings shall have 20 days to review the KENS Closing Balance Sheet, together with the workpapers used in the preparation thereof. Representatives of Belo Holdings shall be given access to all work papers, books, records and other information related to the preparation of the KENS Closing Balance Sheet to the extent required to complete their review of the KENS Closing Balance Sheet. Belo Holdings may dispute items reflected on the KENS Closing Balance Sheet only on the basis that such amounts were not arrived at in accordance with the consistent application of accounting principles used in the preparation of the KENS Financial Statements. Unless Belo Holdings delivers written notice to Scripps on or prior to the 20th day after Belo Holdings's receipt of the KENS Closing Balance Sheet specifying in reasonable detail all disputed items and the basis therefor, Belo Holdings shall be deemed to have accepted and agreed to the KENS Closing Balance Sheet. If Belo Holdings so notifies Scripps of its objection to the KENS Closing Balance Sheet, Belo Holdings and Scripps shall, within 30 days following such notice (the "KENS Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

     (c) If, at the conclusion of the KENS Resolution Period, there remain amounts in dispute pursuant to paragraph (b) of this Section 1.7, then all amounts remaining in dispute shall be submitted to a firm of nationally recognized independent public accountants who shall not have had a material relationship with A. H. Belo Corporation or Scripps within the past two years (the "Neutral Auditors") and who shall be selected by mutual agreement of Belo Holdings and Scripps within 10 days after the expiration of the KENS Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by Belo
Holdings and Scripps. The Neutral Auditors shall act as an arbitrator to determine, based solely on presentations by Belo Holdings and Scripps, and not by independent review or audit, only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of their selection, shall be set forth in a written statement delivered to Belo Holdings and Scripps and shall be final, binding and conclusive.

     (d) Notwithstanding anything else contained herein to the contrary, the Belo Cash Consideration shall be reduced by an amount equal to the sum of (i) any unpaid indebtedness of CPMCO or TVFN owing to any of the Belo Entities as of the First Closing Date and that arose with Scripps' consent after September 30, 1997, and (ii) any capital or other equity contributions made with Scripps' consent by any of the Belo Entities to or on behalf of CPMCO or TVFN after September 30, 1997 up to the First Closing Date.

     1.8 TVFN Adjustments.

     (a) No later than 45 days after the First Closing Date, Belo Holdings shall deliver to Scripps a balance sheet of TVFN at the First Closing Date (the "TVFN Closing Balance Sheet"). The TVFN Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles on a basis consistent with the TVFN Financial Statements (as defined herein) except that the TVFN Closing Balance Sheet (i) will not include any capital or other equity contributions made by any of the Belo Entities to CPMCO or TVFN after

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September  30, 1997 and (ii) will  reflect  all  television  program  rights and launch incentive assets as long term assets and all television program rights and launch incentives liabilities as long term liabilities. To the extent that the net working capital (current assets less current liabilities) of TVFN as shown on the TVFN Closing Balance Sheet is more or less than zero, Scripps shall pay Belo Holdings, or Belo Holdings shall pay Scrips, an amount equal to 56% of such excess or 56% of such shortfall, respectively, by wire transfer of immediately available funds within five days of the earlier to occur of (A) acceptance by Scripps of the TVFN Closing Balance Sheet or (B) the Neutral Auditors' determination.

     (b) After receipt of the TVFN Closing Balance Sheet, Scripps shall have 20 days to review the TVFN Closing Balance Sheet, together with the workpapers used in the preparation thereof. Representatives of Scripps shall be given access to all work papers, books, records and other information related to the preparation of the TVFN Closing Balance Sheet to the extent required to complete their review of the TVFN Closing Balance Sheet. Scripps may dispute items reflected on the TVFN Closing Balance Sheet only on the basis that such amounts were not arrived at in accordance with the consistent application of accounting principles used in the preparation of the TVFN Financial Statements. Unless Scripps delivers written notice to Belo Holdings on or prior to the 20th day after Scripps's receipt of the TVFN Closing Balance Sheet specifying in reasonable detail all disputed items and the basis therefor, Scripps shall be deemed to have accepted and agreed to the TVFN Closing Balance Sheet. If Scripps so notifies Belo Holdings of its objection to the TVFN Closing Balance Sheet, Scripps and Belo Holdings shall, within 30 days following such notice (the "TVFN Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

     (c) If, at the conclusion of the TVFN Resolution Period, there remain amounts in dispute pursuant to paragraph (b) of this Section 1.8, then all amounts remaining in dispute shall be submitted to the Neutral Auditors who shall be selected by mutual agreement of Belo Holdings and Scripps within 10 days after the expiration of the TVFN Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by Belo Holdings and Scripps. The
Neutral Auditors shall act as an arbitrator to determine, based solely on presentations by Belo Holdings and Scripps, and not by independent review or audit, only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of their selection, shall be set forth in a written statement delivered to Belo Holdings and Scripps and shall be final, binding and conclusive.

     1.9 Purchase Price Allocation. The parties agree that the value of the Belo TVFN Consideration and the amount of the Belo Cash Consideration (as reduced pursuant to Section 1.7(d) hereof) and the Assumed Liabilities shall be allocated for federal income tax purposes among the KENS Assets in accordance with the agreement to be reached by Scripps and Harte-Hanks pursuant to the Acquisition Agreement (the "Allocation"). Scripps hereby agrees with the Belo Entities to keep the Belo Entities informed on a current basis of the substance of any discussions with Harte- Hanks regarding the Allocation, to allow the Belo Entities to participate directly with Scripps and Harte-Hanks in any such discussions if they so desire and to take into account the comments of the Belo Entities in reaching an agreement with Harte-Hanks on the Allocation. Subject to the requirements of applicable law, the Allocation shall be binding upon the parties for the purposes of filing any return, report or schedule regarding

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Taxes (as defined  herein) arising from or in connection with the acquisition of the KENS Assets from Scripps. In the event of any purchase price adjustment hereunder, including, without limitation, under Section 1.7(a), (b) or (c) hereof, the Belo Entities and Scripps agree to adjust the Allocation to reflect such adjustment as Harte-Hanks and Scripps have agreed to under the Acquisition Agreement, and, in each case, the Belo Entities and Scripps agree to file consistently any Tax Return (as defined herein) and reports required as a result of such adjustment.

                                   ARTICLE II

               Representations and Warranties of the Belo Entities
               ---------------------------------------------------

     Each of the Belo Entities, jointly and severally, represents and warrants to Scripps as follows:

     2.1 Organization. Each of the Belo Entities, CPMCO and TVFN is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and each of the Belo Entities, CPMCO and TVFN have all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on CPMCO and TVFN, taken as a whole. Each of the Belo Entities, CPMCO and TVFN are duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on CPMCO and TVFN, taken as a whole or on the ability of the Belo Entities to consummate the transactions contemplated hereby. True, accurate and complete copies of the partnership agreements, including all amendments thereto, of CPMCO and TVFN, have heretofore been delivered to Scripps. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to CPMCO and TVFN, taken as a whole, or an entity (or group of entities taken as a whole) means that such event, change or effect is materially adverse to the business, properties, assets, results of operations or financial condition of CPMCO and TVFN, taken as a whole, or such entity (or, if with respect thereto, of such group of entities taken as a whole).

     2.2 Capitalization; Subsidiaries.

     (a) The ownership (including the identity of each owner and the number of units owned by each owner) of the general partnership interests of CPMCO and of TVFN is as set forth on Section 2.2 of the Belo Disclosure Schedule. Except for those that have been waived, arise pursuant to the terms of the Partnership Agreements (as defined herein) or which are set forth on Section 2.2 of the Belo Disclosure Schedule, (i) there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character binding on CPMCO or TVFN with respect to general partnership interests therein or with respect to the TVFN Interests, and
(ii) there are no outstanding contractual obligations of either CPMCO or TVFN to issue or sell or repurchase, redeem or otherwise acquire any partnership interests of either of them. Upon the sale of the TVFN Interests to Scripps at the First Closing, Scripps will acquire the entire legal and beneficial

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



ownership in all of the TVFN Interests, free and clear of any liens, claims, security interests or encumbrances other than those that arise after the First Closing Date pursuant to the terms of the Partnership Agreements.

     (b) Section 2.2 of the Belo Disclosure Schedule sets forth (i) all agreements, contracts, understandings or arrangements relating to TVFN or CPMCO to which Reese Schonfeld or any entity affiliated with him (the "Schonfeld Parties") is a party, (ii) the general partnership interests in CPMCO and TVFN owned by the Schonfeld Parties as of the date hereof, and (iii) the general partnership interests in CPMCO and TVFN that the Schonfeld Parties have the right to acquire from the Belo Entities or, to the knowledge of the Belo Entities, from any of the other general partners of CPMCO or TVFN.

     (c) Section 2.2 of the Belo Disclosure Schedule sets forth, to the best of the Belo Entities' knowledge, a true and correct list of each Subsidiary (as defined herein) of CPMCO and TVFN which identifies the owners of all equity securities and partnership or other interests therein, including the amounts owned by such persons or entities, in each case as of the date hereof. All of the equity securities and partnership or other interests in the Subsidiaries of CPMCO and TVFN shown as being owned by CPMCO and TVFN are owned entirely by CPMCO or TVFN, as the case may be, as of the date hereof, free and clear of all liens, claims, security interests, restrictions or encumbrances of any kind, except for those that arise under the organizational documents of such Subsidiaries, restrictions on transfer imposed by state or federal securities laws or those which are set forth on Section 2.2 of the Belo Disclosure Schedule. All such equity securities and partnership and other interests have been duly authorized and validly issued and are fully paid and nonassessable. There are no agreements, understandings or undertakings governing the rights and duties of CPMCO, TVFN or any of their Subsidiaries as a stockholder of any Subsidiary (other than a Subsidiary wholly owned by CPMCO or TVFN or by a direct or indirect wholly owned Subsidiary of CPMCO or TVFN) under which CPMCO, TVFN or any of their Subsidiaries is or may become obligated, directly or indirectly, to acquire or dispose of any equity interest in, make any capital contribution or extend credit to, or act as guarantor, surety or indemnitor for any liability of any Subsidiary (other than a Subsidiary wholly owned by CPMCO or TVFN or by a direct or indirect wholly owned Subsidiary of CPMCO or TVFN). Other than Subsidiaries of CPMCO or TVFN, neither CPMCO nor TVFN has any interest in any corporation, joint venture, limited liability company, limited liability partnership, or other business enterprise of any nature, other than investments in marketable securities acquired in the ordinary course of business or those which are set forth on Section 2.2 of the Belo Disclosure Schedule.

     (d) Each Subsidiary of CPMCO and TVFN is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and each such Subsidiary has all requisite corporate, partnership or other similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on CPMCO and TVFN, taken as a whole.

     (e) Each Subsidiary of CPMCO and TVFN is duly qualified and licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes

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



such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have material adverse effect on CPMCO and TVFN, taken as a whole.

     (f) As of the date hereof, each Subsidiary of CPMCO and TVFN has obtained from any requisite Governmental Entity (as defined herein) all approvals, permits and licenses necessary for the conduct of its businesses and operations, as currently conducted, which approvals, permits and licenses are, as of the date hereof, valid and in full force and effect, except where the failure to have obtained such approvals, permits and licenses would not have a material adverse effect on CPMCO and TVFN, taken as a whole.

     2.3 Authority. Each of the Belo Entities has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Belo Entities and the consummation by the Belo Entities of the transactions contemplated hereby have been duly authorized by each of their respective Boards of Directors, and no other corporate proceedings on the part of any of the Belo Entities are necessary to authorize this Agreement or for the Belo Entities to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Belo Entities and, assuming this Agreement constitutes a valid and binding obligation of Scripps, constitutes a valid and binding obligation of each of the Belo Entities, enforceable against the Belo Entities in accordance with its terms.

     2.4  Consents  and  Approvals;  No  Violations.  Except (a) as set forth in
Section 2.4 of the Belo Disclosure Schedule, (b) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Communications Act of 1934, as amended (the "FCC Act"), and (c) as may be necessary as a result of any facts or circumstances relating solely to Scripps or any of its Subsidiaries (as defined herein), none of the execution, delivery or performance of this Agreement by the Belo Entities or the consummation by the Belo Entities of the transactions contemplated hereby and compliance with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the charters or bylaws of the Belo Entities or any provisions of the Partnership Agreements,
(ii) require any filing by the Belo Entities with, or any permit, authorization, consent or approval to be obtained by the Belo Entities of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument, obligation or commitment (collectively, "Contracts") to which CPMCO or TVFN is a party or by which either of them or any of their properties or assets may be bound ("Belo Contracts"), any Contract to which any Belo Entity is a party or under the Partnership Agreements, including, without limitation,
Article IX thereof, or result in the creation of any lien upon any of the property or assets of CPMCO or TVFN or upon the TVFN Interests, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Belo Entities, CPMCO or TVFN, except, in the case of clause (ii), (iii) or
(iv), for failures to file or obtain, violations, breaches, defaults or liens which would not have a material adverse effect on CPMCO and TVFN, taken as a

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                                        9
adverse effect on CPMCO and TVFN, taken as a whole, or the ability of the Belo Entities to consummate the transactions contemplated hereby. None of the Belo Entities have any knowledge of any facts or circumstances relating to the Belo Entities, CPMCO or TVFN that, individually or in the aggregate, would prevent any necessary approval of the transactions contemplated by this Agreement under the FCC Act; provided, however, the parties hereto recognize the necessity for a waiver of the FCC's one-to-a-market rule.

     2.5 CPMCO and TVFN Financial Statements. Attached hereto as Exhibits A and A-1 are the unaudited balance sheets of CPMCO, and attached hereto as Exhibits B and B-1 are the audited balance sheets of TVFN (collectively, the "TVFN Balance Sheets"), as of December 31, 1996 (the "Balance Sheet Date") and December 31, 1995, and the related statements of operations and cash flows for the three years ended December 31, 1996 and the accompanying notes thereto (together with the TVFN Balance Sheets, the "TVFN Financial Statements"). The TVFN Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and, except as set forth in Section 2.5 of the Belo Disclosure Schedule, fairly present in all material respects the financial position of CPMCO and TVFN at the dates thereof, and the results of their operations for the periods then ended. After the First Closing, except as otherwise contemplated by this Agreement, none of the Belo Entities nor any of their other Subsidiaries will own or have rights to use any of the assets or property, whether tangible, intangible or mixed, which are necessary for the conduct of the business of CPMCO or TVFN as conducted on the date hereof.

     2.6 Litigation. Except as disclosed in the TVFN Financial Statements or as set forth in Section 2.6 of the Belo Disclosure Schedule, there is no suit, action, proceeding or investigation relating to CPMCO or TVFN pending or, to the knowledge of the Belo Entities, threatened, against the Belo Entities, CPMCO or TVFN before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on CPMCO and TVFN, taken as a whole, or on the ability of the Belo Entities to consummate the transactions contemplated hereby. Except as set forth in Section 2.6 of the Belo Disclosure Schedule, none of the Belo Entities, CPMCO or TVFN is subject to or in default under any outstanding order, writ, injunction or decree relating to CPMCO or TVFN which, individually or in the aggregate, is reasonably likely to have a material adverse effect on CPMCO and TVFN, taken as a whole, or a material adverse effect on the ability of the Belo Entities to consummate the transactions contemplated hereby.

     2.7 Employee Benefits.

     (a) Section 2.7 of the Belo Disclosure Schedule contains a list of all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material benefit plans, programs, agreements and arrangements (the "TVFN Benefit Plans"), which cover employees or former employees of CPMCO or TVFN (the "TVFN Employees"). True and complete copies of all TVFN Benefit Plans, any trust instruments and/or insurance contracts, if any, forming a part of any such plans, and all amendments thereto; current summary plan descriptions; where applicable, the most current determination letter received from the Internal Revenue Service (the "Service"); and where applicable, annual reports, financial statements and actuarial reports for the last plan year, which fairly and accurately reflect the financial condition of the plans, have been made available to Scripps.


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



     (b) All TVFN Benefit Plans are in compliance with ERISA, the Code (as defined herein), and all other applicable laws in all material respects. Each TVFN Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "TVFN Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Service, and none of the Belo Entities, CPMCO or TVFN is aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither the Belo Entities, CPMCO or TVFN nor any Belo ERISA Affiliate (as defined herein) has contributed or been required to contribute to any Multiemployer Plan (as defined in ERISA) with respect to any TVFN Employees.

     (c) No liability under Subtitle C or D of Title IV of ERISA has been incurred by the Belo Entities, CPMCO or TVFN with respect to any ongoing, frozen or terminated TVFN Pension Plan, currently or formerly maintained by any of them, or the pension plan of any entity which is or has been considered one employer with the Belo Entities, CPMCO or TVFN, as the case may be, under
Section 4001 of ERISA or Section 414 of the Code (a "Belo ERISA Affiliate") which would have a material adverse effect on CPMCO and TVFN, taken as a whole.

     (d) All contributions required to be made or accrued as of the Balance Sheet Date under the terms of any TVFN Benefit Plan for which the Belo Entities, CPMCO or TVFN may have liability have been timely made or have been reflected on the TVFN Balance Sheets. Neither any TVFN Pension Plan nor any pension plan of any Belo Entity or Belo ERISA Affiliate has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA in an amount which would have a material adverse effect on CPMCO and TVFN, taken as a whole. None of the Belo Entities, CPMCO or TVFN, has provided, or is required to provide, security to any TVFN Pension Plan pursuant to Section 401(a)(29) of the Code.

     (e) None of the Belo Entities, CPMCO and TVFN, has any obligations for retiree health and life benefits for TVFN Employees or former TVFN Employees under any TVFN Benefit Plan, except as set forth in Section 2.7 of the Belo Disclosure Schedule or as required by Part 6 of Title I of ERISA.

     2.8  Absence of Certain  Changes or Events.  Except as set forth in Section
2.8 of the Belo Disclosure Schedule, since the Balance Sheet Date, CPMCO and TVFN have conducted business only in the ordinary course consistent with past practice, and there has not been any change or development, or combination of changes or developments (other than changes relating to or arising from legislative or regulatory changes, developments generally affecting the broadcasting industry or general economic conditions in the United States), which individually or in the aggregate have had or are reasonably likely to have a material adverse effect on CPMCO and TVFN, taken as a whole.

     2.9 No Violation of Law. Except as disclosed in the TVFN Financial Statements or as set forth in Section 2.9 of the Belo Disclosure Schedule, none of the Belo Entities, CPMCO or TVFN is in violation of, or, to the knowledge of the Belo Entities, under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation or judgment of any Governmental Entity, except for violations which, in the aggregate, would not have a material adverse effect on CPMCO and TVFN, taken as a whole. The Belo Entities, CPMCO and TVFN have all

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



Belo Entities, CPMCO and TVFN have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct the business of CPMCO and TVFN as presently conducted, except for any such permits, licenses, franchises or other governmental authorizations, consents and approvals the failure of which to have would not have a material adverse effect on CPMCO and TVFN, taken as a whole.

     2.10 Taxes.

     (a) Except as disclosed in the TVFN Financial Statements or as set forth in
Section 2.10 of the Belo Disclosure Schedule:

          (i) Colony, PJPI, CPMCO and TVFN have (A) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them on or prior to the First Closing Date, other than those Tax Returns the failure of which to file would not have a material adverse effect on the entity required to file such Tax Return, and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all Taxes (as defined herein) due with respect to periods ending on or prior to the First Closing Date;

          (ii) all monies which Colony, PJPI, CPMCO and TVFN have been required by law to withhold from employees or other contractors with respect to payments made or periods ending on or before the First Closing Date have been withheld and timely paid to the appropriate governmental authority;

          (iii) as of the date hereof, the Tax Returns for Colony, PJPI, CPMCO and TVFN are not currently the subject of any audit, investigation or proceeding by the Service or, to the Belo Entities' knowledge, any state or local taxing authority, and none of Colony, PJPI, CPMCO or TVFN has received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for material Taxes of Colony, PJPI, CPMCO or TVFN which have not been paid or finally settled, other than audits, deficiencies or assessments disclosed in Section 2.10 of the Belo Disclosure Schedule which are being contested in good faith through appropriate proceedings; and

          (iv) no federal income tax audit of the affiliated group of which the predecessor of Belo Holdings was the common parent is underway, and no federal income tax audit of the affiliated group of which Belo Holdings is currently a member is underway for any year during which Colony and PJPI were members of such group.

     (b) "Taxes" means all taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, estimated taxes, excise, personal property, real property, sales, ad valorem, value-added, leasing, withholding, social security, workers compensation, unemployment insurance, occupation, use, service, service use, license, stamp, payroll, employment, windfall profit, environmental, alternative or add-on minimum tax, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local, or foreign governmental authority whether computed on a separate, consolidated, unitary, combined or any other

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



basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies, imposts, duties or other assessments. "Tax Return" means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

     (c)  Neither  Colony nor PJPI is a "foreign  person"  within the meaning of
Section 1445(b)(2) of the Code.

     2.11 Environmental Matters.

     (a) Except as disclosed in the TVFN Financial Statements or as set forth in
Section 2.11 of the Belo Disclosure Schedule and except for such matters that, individually or in the aggregate, would not have a material adverse effect on CPMCO and TVFN, taken as a whole, (i) to the knowledge of the Belo Entities, CPMCO and TVFN are in compliance in all material respects with all applicable Environmental Laws (as defined herein); (ii) to the knowledge of the Belo Entities, the properties presently owned or operated by CPMCO and TVFN, the ("TVFN Acquired Properties") do not contain any Hazardous Substance (as defined herein) other than as permitted under applicable Environmental Laws; (iii) none of the Belo Entities, CPMCO or TVFN has since December 31, 1994 received any claims, notices, demand letters, lawsuits or requests for information from any Governmental Entity or any private third party alleging that CPMCO or TVFN is in violation of, or liable under, any Environmental Laws; and (iv) none of the Belo Entities, CPMCO or TVFN or the TVFN Acquired Properties is subject to any court order, administrative order or decree relating to the TVFN Acquired Properties arising under any Environmental Law.

     (b) "Environmental Law" means any applicable Federal, state or local law, regulation, permit, judgment or agreement with any Governmental Entity, relating to (i) the protection, preservation or restoration of the environment or to human health or safety, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law.

     2.12 Material Contracts. Section 2.12 of the Belo Disclosure Schedule identifies any Belo Contract to which CPMCO or TVFN is a party or by which any of their assets or operations may be bound as of the date of this Agreement that is: (a) a loan or similar agreement or indebtedness evidenced by a note or other instrument, or any direct or indirect guarantee of indebtedness of any other person, in excess of $1,000,000; (b) any Belo Contract that expressly limits the right to terminate such Belo Contract without penalty upon less than one year's notice and such Belo Contract provides for future payments in excess of $250,000 within the next twelve (12) months from the date hereof; (c) an employment or severance agreement providing for payments in excess of $100,000 to any TVFN Employee; (d) any Belo Contract related to capital expenditures, which provides for future payments in excess of $500,000 within the next twelve (12) months from the date hereof; (e) notwithstanding the foregoing, a talent or programming agreement; (f) a noncompete agreement; (g) a lease, sublease or similar agreement with any person under which any of CPMCO, TVFN or any of their Subsidiaries is a lessor or sublessor of, or makes available for use to any person, (A) any real property of CPMCO, TVFN or any of their Subsidiaries or (B) any portion of the premises otherwise occupied by any of CPMCO, TVFN or any of

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their Subsidiaries,  in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $100,000 and is not terminable by one of CPMCO, TVFN or any of their Subsidiaries by notice of not more than 60 days for a cost of less than $100,000; (h) a lease, sublease or similar agreement with any person under which (A) CPMCO, TVFN or any of their Subsidiaries is a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) CPMCO, TVFN or any of their Subsidiaries is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by any of CPMCO, TVFN or their Subsidiaries, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $100,000 and is not terminable by one of CPMCO, TVFN or any of their Subsidiaries by notice of not more than 60 days for a cost of less than $100,000; (i) (A) a continuing contract for the future purchase of materials, supples or equipment, (B) a management, service, consulting or other similar type of contract or (C) orders,
arrangements,   contracts,   understandings  and  agreements  for  the  sale  of
advertising time on the Television Food Network (the "Network"), in any such case which has an aggregate future liability to any person in excess of $100,000 and is not terminable by any of CPMCO, TVFN or their Subsidiaries by notice of not more than 60 days for a cost of less than $100,000; and (j) a material license, option or other contract relating in whole or in part to any computer software used primarily in connection with the business of CPMCO, TVFN or any of their Subsidiaries as currently conducted (other than licenses for the use of readily available, off-the-shelf software). Except as set forth in Section 2.12 of the Belo Disclosure Schedule (i) each of the Belo Contracts set forth on
Section 2.12 of the Belo Disclosure Schedule is in full force and effect, except where the failure to be in full force and effect would not have a material adverse effect on CPMCO and TVFN, taken as a whole, and (ii) there are no existing defaults by CPMCO or TVFN thereunder which default would result in a material adverse effect on CPMCO and TVFN, taken as a whole.

     2.13 Brokers or Finders. None of the Belo Entities, CPMCO or TVFN has any liability to any agent, broker, investment banker, financial advisor or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Furman Selz, LLC ("Furman"), whose fees and expenses, as previously disclosed to Scripps, will be paid by Belo Holdings in accordance with Belo Holdings' agreement with such firm.

     2.14 Title to Assets. Except as set forth in Section 2.14 of the Belo Disclosure Schedule, to the best of the Belo Entities' knowledge, CPMCO and TVFN own all of their respective assets free and clear of any liens, claims, security interests, restrictions or encumbrances that, individually or in the aggregate, are reasonably likely to have a material adverse effect on CPMCO and TVFN, taken as a whole. Except as set forth in Section 2.14 of the Belo Disclosure Schedule, none of CPMCO, TVFN or their Subsidiaries owns in fee any real property or interests in real property. Section 2.12 of the Belo Disclosure Schedule sets forth a complete list of all leases of real property or interests in real property to which any of CPMCO, TVFN and their Subsidiaries is a party and identifies any material base leases and reciprocal easement or operating agreements relating thereto. To the best of the Belo Entities' knowledge, CPMCO, TVFN and their Subsidiaries have good and valid title to their leased assets, in each case free and clear of all liens, claims, security interests or encumbrances that, individually or in the aggregate, are reasonably likely to have a material adverse effect on CPMCO and TVFN, taken as a whole.


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     2.15 Condition of Assets.  All of the material assets of CPMCO and TVFN are in good operating condition and repair, ordinary wear and tear excepted.

     2.16 Employees. With respect to CPMCO or TVFN, none of the Belo Entities, CPMCO or TVFN is a party to, or is bound by, any collective bargaining agreement or other contract with a labor union, nor are the Belo Entities, CPMCO or TVFN the subject of any proceeding or organizing activity seeking to compel it to bargain with any labor union as to wages and conditions of employment, nor is there any strike, labor dispute, slow down or stoppage involving the Belo Entities, CPMCO or TVFN pending or, to the knowledge of the Belo Entities, threatened that, individually or in the aggregate, are reasonably likely to have a material adverse effect on CPMCO and TVFN, taken as a whole.

     2.17 Insurance. Set forth in Section 2.17 of the Belo Disclosure Schedule is a schedule of the insurance coverage (including policy limits, coverage layers, and named insureds) maintained by the Belo Entities, CPMCO or TVFN on the assets, properties, premises, operations and personnel of CPMCO or TVFN.

     2.18 Affiliation Agreements. Section 2.18 of the Belo Disclosure Schedule sets forth a true and complete list, as of the date hereof, of the contracts between TVFN and the largest 15 cable operators relating to carriage of the Network (as determined by the number of basic cable television subscribers served by such cable operators) (the "TVFN Affiliation Agreements"). At the date hereof, to the knowledge of the Belo Entities, neither CPMCO nor TVFN has received any notice that any such cable carrier (a) has canceled or terminated, or has a specific intention to cancel or terminate, any TVFN Affiliation Agreement, which cancellations or terminations would be reasonably likely to involve, in the aggregate, the loss of more than 100,000 subscribers, or (b) has a specific intention to effect a planned reduction in the number of subscribers covered by such TVFN Affiliation Agreement, other than reductions which would not reasonably be expected to have a material adverse effect on TVFN and its Subsidiaries, taken as a whole. Except as set forth in Section 2.18 of the Belo Disclosure Schedule and subject to obtaining the applicable consents set forth in Sections 2.4 and 2.18 of the Belo Disclosure Schedule, all TVFN Affiliation Agreements are valid, binding and in full force and effect and are enforceable by TVFN (and, at the First Closing Date, will be enforceable in accordance with their terms). Except as set forth in Section 2.18 of the Belo Disclosure Schedule, TVFN has performed all obligations required to be performed by it to date under the TVFN Affiliation Agreements and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to the knowledge of the Belo Entities, no other party to any of the TVFN Affiliation Agreements is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, in each case other than failures to perform, breaches or defaults which would not result in a material adverse effect on CPMCO and TVFN, taken as a whole.

     2.19 Belo Interests. Except as disclosed in Section 2.19 of the Belo Disclosure Schedule, none of the Belo Entities or its Subsidiaries or affiliates uses in the conduct of any of its businesses or owns or has rights to use any assets or property, whether tangible or intangible, which are also used in the conduct of the business of CPMCO, TVFN or their Subsidiaries. Except as disclosed in Section 2.19 of the Belo Disclosure Schedule, none of CPMCO, TVFN and their Subsidiaries will have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) in any way relating to the

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



business, operations, indebtedness, assets or liabilities of any of the Belo Entities as of the First Closing Date.

     2.20 Related Party Agreements. Other than as set forth in Section 2.20 of the Belo Disclosure Schedule, as of the date hereof, none of the officers, directors or managers of the Belo Entities or their respective Subsidiaries and affiliates (other than CPMCO and TVFN and their Subsidiaries) is a party to any agreement with CPMCO, TVFN or any of their Subsidiaries providing for the payment of an amount or amounts in excess of $100,000 singly or in the aggregate, or has any interest in any property (real, personal or mixed, tangible or intangible) used in or pertaining to the business of CPMCO, TVFN or any of their Subsidiaries which is material to CPMCO, TVFN or any of their Subsidiaries, taken as a whole.

     2.21 Network Intangible Rights. Except as disclosed in Section 2.21 of the Belo Disclosure Schedule or which would not result in a material adverse effect on CPMCO and TVFN, taken as a whole, (a) neither the execution and delivery of this Agreement nor the consummation by the Belo Entities of the transactions contemplated hereby nor compliance by the Belo Entities with any of the provisions hereof will result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest, or right, including rights of termination or cancellation in or with respect to, (i) any domestic or foreign patents, patent applications, written invention disclosures to be filed or awaiting filing determinations, trademark and service mark applications, registered trademarks, registered service marks (including the service mark TELEVISION FOOD NETWORK), franchises, patents, trade names, jingles, slogans, logotypes, copyrights, or other intangible rights owned, leased, or licensed that are used, held for use, or necessary in connection with the business and operations of the Network (the "Network Intangible Rights"), or
(ii) any rights, releases, clearances and licenses with respect to (A) programs, programming materials, promotional materials, including interstitial promotional materials, and elements of whatever form or nature, that are used, held for use, or necessary in connection with the business and operations of the Network, and
(B) all persons appearing on or performing services in connection with the operation of the Network and exhibition and syndication of its programming and promotional materials, including, without limitation, in the case of either clause (A) or (B), all literary, artistic, trademark, copyright, music performing, master use, synchronization and other similar intellectual property rights and all publicity, privacy and publishing rights whether such programs, materials, elements, appearances or performances are live or recorded on film, tape, or any other medium or broadcast on television or exhibited on any other medium, and whether completed or in production, and all related common law and statutory Network Intangible Rights (the "Program Rights"); (b) other than in the ordinary course of business, none of the Belo Entities nor any shareholder or director or officer or employee or agent of the Belo Entities has done anything, by contract or otherwise, which could reasonably be expected to impair the rights of CPMCO and TVFN in the Network Intangible Rights and Program
Rights; (c) CPMCO, TVFN or their Subsidiaries, as the case may be, are the owners of the Network Intangible Rights and Program Rights, and the Network Intangible Rights and Program Rights are in full force and effect and not subject to cancellation for any reason; (d) there are no registrations for the Network Intangible Rights or Program Rights in any country outside the United States; (e) none of the Belo Entities has done or will do prior to the First Closing Date (or will cause or permit to be done prior to the First Closing
Date) anything or authorize other parties to do anything in conflict with TVFN's ownership of the Network Intangible Rights or Program Rights; and (f) none of the Belo Entities, CPMCO, TVFN or their Subsidiaries is a party to or bound

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under any and there is no pending,  proposed, or threatened certificate,  claim, mortgage, lien, lease, agreement, contract, instrument, order, judgment, or decree, or any similar restriction, which adversely affects, or reasonably could be expected to adversely affect, the Network Intangible Rights and Program Rights or the rights of TVFN with respect to the Network Intangible Rights or Program Rights following the consummation of the transactions contemplated by this Agreement.

     2.22 Trade Secrets. Except as set forth in Section 2.22 of the Belo Disclosure Schedule, CPMCO, TVFN and their Subsidiaries own or have the right to use, and as of the First Closing Date they will own or have the right to use, worldwide, all trade secrets, inventions, know-how, formulae, processes, procedures, research records, computer software (other than any licensed third party software), records of inventions, test information, market surveys, marketing know-how and unregistered copyrights ("Technology") used in connection with the business of CPMCO, TVFN and their Subsidiaries as currently conducted. To the Belo Entities' knowledge, CPMCO, TVFN and their Subsidiaries have used commercially reasonable measures to protect the secrecy, confidentiality and value of any Technology used in connection with the business of CPMCO, TVFN and their Subsidiaries. To the Belo Entities' knowledge, no Technology used in connection with the business of CPMCO, TVFN and their Subsidiaries has been used, divulged or appropriated for the benefit of any person other than CPMCO, TVFN and their Subsidiaries, except where such use, divulgence or appropriation would not individually or in the aggregate have a material adverse effect on CPMCO, TVFN and their Subsidiaries, taken as a whole. Except as set forth in
Section 2.22 of the Belo Disclosure Schedule, as of the date hereof, none of CPMCO, TVFN or their Subsidiaries has made any pending claim in writing of a violation, infringement, misuse or misappropriation by others of rights of CPMCO, TVFN and their Subsidiaries to or in connection with any Technology used in connection with the business of CPMCO, TVFN or their Subsidiaries.

     2.23 Transponder Subleases. Section 2.23 of the Belo Disclosure Schedule sets forth the schedule of payments for the sublease of the transponder signal described in the Sublease Agreement, a list of all third parties to whom the Belo Entities or any affiliate thereof has subleased additional signals pursuant to paragraph 4 of the Sublease Agreement, and a description of any ongoing discussions the Belo Entities or any affiliate thereof is conducting with any third parties that may sublease additional transponder signals pursuant to paragraph 4 of the Sublease Agreement. Except as set forth on Section 2.23 of the Belo Disclosure Schedule, (a) the Transponder Lease Agreement and the Sublease Agreement are in full force and effect, (b) the transponder leased by Providence Journal Company pursuant to the Transponder Lease Agreement meets the transponder performance specifications described in the Transponder Lease Agreement and (c) the Belo Entities are not aware of any facts or circumstances relating to the condition of the Galaxy IR and Galaxy backup satellites described in the Transponder Lease Agreement that would preclude the continued use of the transponder leased by Providence Journal Company and the signal subleased by TVFN pursuant to the Sublease Agreement through the termination of the Transponder Lease Agreement.

     2.24 Investigations. The Belo Entities are informed and sophisticated participants in the transactions contemplated by this Agreement and have been advised by persons experienced in the evaluation and purchase of assets such as the KENS Assets, and along with such persons have undertaken such investigation, and have been provided with and have evaluated such documents and information,

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information,  as the Belo Entities and their  advisors have deemed  necessary to enable them to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Anything herein to the contrary notwithstanding, the Belo Entities acknowledge that Belo Sub is acquiring the KENS Assets without any representation or warranty, express or implied, by Scripps or any of its affiliates except as expressly set forth herein. In furtherance of the foregoing, and not in limitation thereof, the Belo Entities acknowledge that neither Scripps nor any of its advisors, nor any of their respective affiliates or representatives have made any representation or warranty (express or implied) with respect to, and the Belo Entities are not relying upon, any financial projection or forecast delivered to the Belo
Entities with respect to the revenues, profitability, cash flow, capital expenditures, or other financial or operating aspect that may arise from the operation of the KENS Assets either before or after the Second Closing Date. With respect to any projection or forecast delivered by or on behalf of Scripps to the Belo Entities, the Belo Entities acknowledge that (a) there are uncertainties inherent in attempting to make such projections and forecasts, (b) the Belo Entities are familiar with such uncertainties, (c) the Belo Entities are taking full responsibility for making their own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to the Belo Entities and (d) the Belo Entities will not have a claim against either Scripps or any of its advisors, or any of their respective affiliates with respect to such projections or forecasts or with respect to any related matter.

                                   ARTICLE III

                    Representations and Warranties of Scripps
                    -----------------------------------------

     Scripps represents and warrants to the Belo Entities as follows:

     3.1 Organization. Scripps is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and Scripps has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on the KENS Assets, taken as a whole. Scripps is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the KENS Assets, taken as a whole, or on the ability of Scripps to consummate the transactions contemplated hereby. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to the KENS Assets, taken as a whole, or an entity (or group of entities taken as a whole) means that such event, change or effect is materially adverse to the business, properties, assets, results of operations or financial condition of the KENS Assets, taken as a whole, or such entity (or, if with respect thereto, of such group of entities taken as a whole).

     3.2 Authority. Scripps has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Scripps and the consummation by Scripps of the transactions contemplated hereby have been duly authorized by Scripps' Board of Directors, and no other corporate proceedings on the part of Scripps are necessary to authorize this Agreement or for Scripps to consummate the transactions contemplated hereby.

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This  Agreement has been duly  executed and  delivered by Scripps and,  assuming this Agreement constitutes a valid and binding obligation of the Belo Entities, constitutes a valid and binding obligation of Scripps, enforceable against Scripps in accordance with its terms.

     3.3  Consents  and  Approvals;  No  Violations.  Except (a) as set forth in
Section 3.3 of the Scripps Disclosure Schedule, (b) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, and the FCC Act, and
(c) as may be necessary as a result of any facts or circumstances relating solely to the Belo Entities or any of their Subsidiaries, none of the execution, delivery or performance of this Agreement by Scripps or the consummation by Scripps of the transactions contemplated hereby and compliance by Scripps with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the charter or bylaws of Scripps, (ii) require any filing by Scripps with, or any permit, authorization, consent or approval to be obtained by Scripps of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contracts to which Scripps is a party or by which it or any of its properties or assets may be bound ("Scripps Contracts") or result in the creation of any lien upon any of the KENS Assets, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Scripps, except, in the case of clause
(ii), (iii) or (iv), for failures to file or obtain, violations, breaches, defaults or liens which would not have a material adverse effect on the KENS Assets, taken as a whole, or the ability of Scripps to consummate the transactions contemplated hereby. Scripps does not have any knowledge of any facts or circumstances relating to the KENS Assets that, individually or in the aggregate, would prevent any necessary approval of the transactions contemplated by this Agreement under the FCC Act; provided, however, the parties hereto recognize the necessity for a waiver of the FCC's one-to-a-market rule.

     3.4 KENS Financial Statements. Attached hereto as Exhibits C and D are the audited balance sheets (the "KENS Balance Sheets") of KENS as of the Balance Sheet Date and December 31, 1995, and the related statements of operations and cash flows for the three years ended December 31, 1996 and the accompanying notes thereto (together with the KENS Balance Sheets, the "KENS Financial Statements"). The KENS Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and, except as set forth in Section 3.5 of the Scripps Disclosure Schedule, fairly present in all material respects the financial position of KENS at the dates thereof, and the results of its operations for the periods then ended. After the Second Closing, except as otherwise contemplated by this Agreement, neither Scripps nor any of its other Subsidiaries will own or have rights to use any of the assets or property, whether tangible, intangible or mixed, which are necessary for the conduct of the KENS Assets as conducted on the date hereof.

     3.5 Litigation. Except as disclosed in the KENS Financial Statements or as set forth in Section 3.5 of the Scripps Disclosure Schedule, there is no suit, action, proceeding or investigation relating to Scripps or the KENS Assets pending or, to the knowledge of Scripps, threatened, against Scripps or the KENS Assets before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the KENS Assets, taken as a whole, or on the ability of Scripps to consummate the transactions contemplated hereby.Except as set forth in Section 3.5 of the Scripps Disclosure

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



Schedule, neither Scripps nor the KENS Assets are subject to or in default under any outstanding order, writ, injunction or decree relating to the KENS Assets which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the KENS Assets, taken as a whole, or a material adverse effect on the ability of Scripps to consummate the transactions contemplated hereby.

     3.6 Employee Benefits.

     (a) Section 3.6 of the Scripps Disclosure Schedule contains a list of all "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all other material benefit plans, programs, agreements and arrangements (the "Harte-Hanks Benefit Plans"), which cover employees or former employees of KENS (the "KENS Employees"). True and complete copies of all Harte- Hanks Benefit Plans, any trust instruments and/or insurance contracts, if any, forming a part of any such plans, and all amendments thereto; current summary plan descriptions; where applicable, the most current determination letter received from the Service; and where applicable, annual reports, financial statements and actuarial reports for the last plan year, which fairly and accurately reflect the financial condition of the plans have been made available to the Belo Entities.

     (b) All Harte-Hanks Benefit Plans are in compliance with ERISA, the Code, and all other applicable laws in all material respects. Each Harte-Hanks Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "KENS Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Service, and Scripps is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither Harte-Hanks nor any Harte-Hanks ERISA Affiliate (as defined herein) has contributed or been required to contribute to any Multiemployer Plan (as defined in ERISA) with respect to any KENS Employees.

     (c) No liability under Subtitle C or D of Title IV of ERISA has been incurred by Scripps with respect to any ongoing, frozen or terminated Harte-Hanks Pension Plan, currently or formerly maintained by Harte-Hanks, or the pension plan of any entity which is or has been considered one employer with Harte-Hanks, under Section 4001 of ERISA or Section 414 of the Code (a "Harte-Hanks ERISA Affiliate") which would have a material adverse effect on the KENS Assets, taken as a whole.

     (d) All contributions required to be made or accrued as of the Balance Sheet Date under the terms of any Harte-Hanks Benefit Plan for which Harte-Hanks may have liability have been timely made or have been reflected on the KENS Balance Sheet. Neither any Harte-Hanks Pension Plan nor any pension plan of Harte-Hanks or a Harte-Hanks ERISA Affiliate has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA in an amount which would have a material adverse effect on the KENS Assets, taken as a whole. Harte-Hanks has not provided, nor is required to provide, security to any Harte-Hanks Pension Plan pursuant to Section 401(a)(29) of the Code.


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



     (e) Harte-Hanks does not have any obligations for retiree health and life benefits for KENS Employees or former KENS Employees under any Harte-Hanks Benefit Plan, except as set forth in Section 3.6 of the Scripps Disclosure Schedule or as required by Part 6 of Title I of ERISA.

     3.7  Absence of Certain  Changes or Events.  Except as set forth in Section
3.7 of the Scripps Disclosure Schedule, since the Balance Sheet Date, the business of KENS has been conducted only in the ordinary course consistent with past practice, and there has not been any change or development, or combination of changes or developments (other than changes relating to or arising from legislative or regulatory changes, developments generally affecting the broadcasting industry or general economic conditions in the United States), which individually or in the aggregate have had or are reasonably likely to have a material adverse effect on the KENS Assets, taken as a whole.

     3.8 No Violation of Law. Except as disclosed in the KENS Financial Statements or as set forth in Section 3.8 of the Scripps Disclosure Schedule, neither Scripps, the KENS Entity, nor, to the best of Scripps' knowledge
Harte-Hanks is in violation of, or, to the knowledge of Scripps, under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation or judgment of any Governmental Entity, except for violations which, in the aggregate, would not have a material adverse effect on the KENS Assets, taken as a whole. Scripps has or will acquire pursuant to the Acquisition Agreement all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct the business of KENS as presently conducted, except for any such permits, licenses, franchises or other governmental authorizations, consents and approvals the failure of which to have would not have a material adverse effect on the KENS Assets, taken as a whole.

     3.9 Taxes.

     (a) Except as disclosed in the KENS Financial Statements or as set forth in
Section 3.9 of the Scripps Disclosure Schedule:

          (i) the KENS Entity has (A) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by it on or prior to the First and Second Closing Dates, other than those Tax Returns the failure of which to file would not have a material adverse effect on the entity required to file such Tax Return, and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all Taxes due with respect to periods ending on or prior to the First and Second Closing Dates;

          (ii) all monies which the KENS Entity has been required by law to withhold from employees or other contractors with respect to payments made or periods ending on or before the First and Second Closing Dates have been withheld and timely paid to the appropriate governmental authority;

          (iii) as of the date hereof, the Tax Returns for the KENS Entity are not currently the subject of any audit, investigation or proceeding by the Service or, to Scripps' knowledge, any state or local taxing authority,

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



     and neither Scripps nor the KENS Entity have received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for material Taxes of the KENS Entity which have not been paid or finally settled, other than audits, deficiencies or assessments disclosed in Section 3.9 of the Scripps Disclosure schedule which are being contested in good faith through appropriate proceedings; and

          (iv) No federal income tax audit of any affiliated group of which the KENS Entity is or was a member is underway for any year in which the KENS Entity was a member of such group.

     (b) The KENS Entity is not "foreign person" within the meaning of Section 1445(b)(2) of the Code.

     3.10 Environmental Matters. Except as disclosed in the KENS Financial Statements or as set forth in Section 3.10 of the Scripps Disclosure Schedule and except for such matters that, individually or in the aggregate, would not have a material adverse effect on the KENS Assets, taken as a whole, (a) to the knowledge of Scripps, the KENS Assets are in compliance in all material respects with all applicable Environmental Laws; (b) to the knowledge of Scripps, the properties included in the KENS Assets, the ("KENS Acquired Properties") do not contain any Hazardous Substance, other than as permitted under applicable Environmental Laws; (c) Scripps has not since December 31, 1994 received any claims, notices, demand letters, lawsuits or requests for information from any Governmental Entity or any private third party alleging that the KENS Assets are in violation of, or result in liability under, any Environmental Laws; and (d) neither Scripps or, to the best knowledge of Scripps, the KENS Acquired Properties is subject to any court order, administrative order or decree relating to the KENS Acquired Properties arising under any Environmental Law.

     3.11 Material Contracts. Section 3.11 of the Scripps Disclosure Schedule identifies any Scripps Contract to which Scripps is or will be as of the Acquisition Closing Date a party, related to the KENS Assets or by which the KENS Assets may be bound as of the date of this Agreement or the Acquisition Closing Date that is (a) a loan or similar agreement or indebtedness evidenced by a note or other instrument, or any direct or indirect guarantee of indebtedness of any other person, in excess of $1,000,000; (b) any Scripps Contract that expressly limits the right to terminate such Scripps Contract without penalty upon less than one year's notice and such Scripps Contract provides for future payments in excess of $250,000 within the next twelve (12) months from the date hereof; (c) a network affiliation agreement; (d) an employment or severance agreement providing for payments in excess of $100,000 to any KENS Employee; and (e) any Scripps Contract related to capital expenditures, which provides for future payments in excess of $500,000 within the next twelve (12) months from the date hereof. Except as set forth in Section
3.11 of the Scripps Disclosure Schedule (i) each of the Scripps Contracts set forth on Section 3.11 of the Scripps Disclosure Schedule is in full force and effect, except where the failure to be in full force and effect would not have a material adverse effect on the KENS Assets, taken as a whole and (ii) there are no existing defaults by Scripps or any of its Subsidiaries thereunder which default would result in a material adverse effect on the KENS Assets, taken as a whole.


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



     3.12 Brokers or Finders. Scripps does not have any liability to any agent, broker, investment banker, financial advisor or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Bear Stearns, whose fees and expenses, as previously disclosed to Belo Holdings, will be paid by Scripps in accordance with Scripps' agreement with such firm.

     3.13 Title to Assets. Except as set forth in Section 3.13 of the Scripps Disclosure Schedule, to the best of Scripps' knowledge, as of the Acquisition Closing Date the KENS Assets will be free and clear of any liens, claims, security interests, restrictions or encumbrances that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the KENS Assets, taken as a whole.

     3.14 Condition of Assets. All of the material KENS Assets are in good operating condition and repair, ordinary wear and tear excepted.

     3.15 Employees. With respect to the KENS Assets, neither Scripps nor any of its Subsidiaries is now or will be a party to as of the Acquisition Closing Date, or is or will be bound by, any collective bargaining agreement or other contract with a labor union, nor is Scripps the subject of any proceeding or organizing activity seeking to compel it to bargain with any labor union as to wages and conditions of employment, nor is there any strike, labor dispute, slow down or stoppage involving Scripps pending or, to the knowledge of Scripps, threatened that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the KENS Assets, taken as a whole.

     3.16  Insurance.  Set  forth  in  Section  3.16 of the  Scripps  Disclosure
Schedule is a schedule of the insurance coverage (including policy limits, coverage layers, and named insureds) maintained or to be maintained as of the Acquisition Closing Date by Scripps and its Subsidiaries on the assets, properties, premises, operations and personnel related to the KENS Assets.

     3.17 FCC Licenses. Scripps has provided Belo Holdings with a complete list of the FCC Licenses included in the KENS Assets. Except as does not materially jeopardize the business related to the KENS Assets or as set forth in Section
3.17 of the Scripps Disclosure Schedule: (a) Scripps is qualified to hold such FCC Licenses or to control such FCC Licenses, as the case may be; (b) Scripps, upon the Acquisition Closing Date, will hold such FCC Licenses; (c) Scripps is not aware of any facts or circumstances relating to Scripps or the KENS Assets that would prevent the FCC's granting the requisite consent to the FCC Form 314 Application for Consent to Assignment of License to be filed by Belo Sub (the "FCC Application"); (d) to the knowledge of Scripps, Harte- Hanks is in material compliance with all FCC Licenses held by it and included in the KENS Assets; and
(e) there is not pending or, to the knowledge of Scripps, threatened any application, petition, objection or other pleading with the FCC or other Governmental Entity which challenges the validity of, or any rights of the holder under, any FCC License held or to be held by Scripps, its Subsidiaries or, to the knowledge of Scripps, Harte-Hanks and related to the KENS Assets, except for rule making or similar proceedings of general applicability to persons engaged in the broadcasting industry generally. As used herein, the term "FCC License" shall mean any permit, license, waiver or authorization that a person is required by the FCC to hold in connection with the operation of its business.

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




     3.18 KENS Intangible Rights. Except as disclosed in Section 3.18 of the Scripps Disclosure Schedule or which would not result in a material adverse effect on the KENS Assets, to the best knowledge of Scripps, (a) neither the execution and delivery of this Agreement nor the consummation by Scripps of the transactions contemplated hereby nor compliance by Scripps with any of the provisions hereof will result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest, or right, including rights of termination or cancellation in or with respect to, (i) any domestic or foreign patents, patent applications, written invention disclosures to be filed or awaiting filing determinations, trademark and service mark applications, registered trademarks, registered service marks, franchises, patents, trade names, jingles, slogans, logotypes, copyrights, or other intangible rights owned, leased, or licensed that are used, held for use, or necessary in connection with the business and operations of the KENS Assets (the "KENS Intangible Rights"), or (ii) any rights, releases, clearances and licenses with respect to (A) programs, programming materials, promotional materials, including interstitial promotional materials, and elements of whatever form or nature, that are used, held for use, or necessary in connection with the business and operations of the KENS Assets, and (B) all persons appearing on or performing services in connection with the operation of the KENS Assets and exhibition and syndication of its programming and promotional materials, including, without limitation, in the case of either clause (A) or (B), all literary, artistic, trademark, copyright, music performing, master use, synchronization and other similar intellectual property rights and all publicity, privacy and publishing rights whether such programs, materials, elements, appearances or performances are live or recorded on film, tape, or any other medium or broadcast on television or exhibited on any other medium, and whether completed or in production, and all related common law and statutory
KENS Intangible Rights (the "KENS Program Rights"); (b) other than in the ordinary course of business, neither Harte-Hanks, Scripps nor any shareholder or director or officer or employee or agent of either has done anything, by contract or otherwise, which could reasonably be expected to impair the rights of KENS in the KENS Intangible Rights and KENS Program Rights; (c) Harte-Hanks or its Subsidiaries, as the case may be, are the owners of the KENS Intangible Rights and KENS Program Rights, and the KENS Intangible Rights and KENS Program Rights are in full force and effect and not subject to cancellation for any reason; (d) there are no registrations for the KENS Intangible Rights or KENS Program Rights in any country outside the United States; (e) none of Harte-Hanks or Scripps has done or will do prior to the First Closing Date (or will cause or permit to be done prior to the First Closing Date) anything or authorize other parties to do anything in conflict with Harte-Hanks's ownership of the KENS Intangible Rights or KENS Program Rights; and (f) none of Harte-Hanks or Scripps or their Subsidiaries is a party to or bound under any and there is no pending, proposed, or threatened certificate, claim, mortgage, lien, lease, agreement, contract, instrument, order, judgment, or decree, or any similar restriction, which adversely affects, or reasonably could be expected to adversely affect, the KENS Intangible Rights and KENS Program Rights or the rights of Belo Sub with respect to the KENS Intangible Rights or KENS Program Rights following the consummation of the transactions contemplated by this Agreement.

     3.19 KENS Trade Secrets. Except as set forth in Section 3.19 of the Scripps Disclosure Schedule, to the best knowledge of Scripps, Harte-Hanks and its Subsidiaries own or have the right to use, and as of the First Closing Date Scripps and its Subsidiaries will own or have the right to use, worldwide, all trade secrets, inventions, know-how, formulae, processes, procedures, research

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



records, computer software (other than any licensed third party software), records of inventions, test information, market surveys, marketing know-how and unregistered copyrights ("KENS Technology") used in connection with the business of the KENS Assets as currently conducted, to the best knowledge of Scripps, Harte-Hanks and its Subsidiaries have used commercially reasonable measures to protect the secrecy, confidentiality and value of any KENS Technology used in connection with the business of Harte-Hanks, to the best knowledge of Scripps no Technology used in connection with the business of the KENS Assets has been used, divulged or appropriated for the benefit of any person other than Harte-Hanks and its Subsidiaries, except where such use, divulgence or appropriation would not individually or in the aggregate have a material adverse effect on the KENS Assets. Except as set forth in Section 3.19 of the Scripps Disclosure Schedule, to the best knowledge of Scripps, as of the date hereof, none of Harte-Hanks or its Subsidiaries has made any pending claim in writing of a violation, infringement, misuse or misappropriation by others of rights of Harte-Hanks and its Subsidiaries to or in connection with any KENS Technology used in connection with the business of the KENS Assets.

     3.20 Investigations. Scripps is an informed and sophisticated participant in the transactions contemplated by this Agreement and has been advised by persons experienced in the evaluation and purchase of enterprises such as those conducted by CPMCO and TVFN, and along with such persons has undertaken such investigation, and has been provided with and has evaluated such documents and information, as Scripps and its advisors have deemed necessary to enable them to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Anything herein to the contrary notwithstanding, Scripps acknowledges that Scripps is acquiring the TVFN Interests without any representation or warranty, express or implied, by the Belo Entities or any of their affiliates except as expressly set forth herein. In furtherance of the foregoing, and not in limitation thereof, Scripps acknowledges that neither the Belo Entities nor any of their advisors, including, without limitation, Furman, nor any of their respective affiliates or representatives have made any representation or warranty (express or implied) with respect to, and Scripps is not relying upon, (a) the information set forth in the Confidential Memorandum provided to Scripps relating to the TVFN Interests, (b) any other information provided to Scripps pursuant to the Scripps Confidentiality Agreement (as defined herein), or (c) any financial projection or forecast delivered to Scripps with respect to the revenues, profitability, cash flow, capital expenditures, or other financial or operating aspects that may arise from the operation of CPMCO or TVFN either before or after the Second Closing Date. With respect to any projection or forecast delivered by or on behalf of the Belo Entities to Scripps, Scripps acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts,
(ii) Scripps is familiar with such uncertainties, (iii) Scripps is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to Scripps and (iv) Scripps will not have a claim against any of the Belo Entities, or any of their advisors including, without limitation, Furman, or any of their respective affiliates with respect to such projections or forecasts or with respect to any related matter.

                                   ARTICLE IV

            Covenants of the Belo Entities Pending the First Closing
            --------------------------------------------------------

     The Belo Entities covenant and agree that from the date hereof until the First Closing:


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



     4.1 Covenants with Respect to CPMCO and TVFN. During the period from the date of this Agreement and continuing until the First Closing Date, the Belo Entities agree that, except (i) as contemplated or permitted by this Agreement,
(ii) as set forth in Section 4.1 of the Belo Disclosure Schedule, or (iii) to the extent that Scripps shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed):

     (a) Ordinary Course. The Belo Entities, CPMCO and TVFN shall carry on the business of CPMCO and TVFN in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact the present business organization, keep available, consistent with past practice, the services of the present officers and employees and preserve the relationships with customers, suppliers and others having business dealings with CPMCO and TVFN, it being understood, however, that the failure of any TVFN Employees to remain employees of CPMCO or TVFN or become employees of Scripps or any Subsidiary of Scripps shall not constitute a breach of this covenant.

     (b) Changes in Partnership Interests. The Belo Entities will not permit CPMCO or TVFN to split (including a reverse split), combine or reclassify any partnership interests therein or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for such partnership interests.

     (c) Issuance of Partnership Interests. The Belo Entities will not permit CPMCO or TVFN to issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale of, any partnership interests in CPMCO or TVFN, or, any other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such partnership interests, equity interests or convertible securities, except for issuances of partnership interests to Belo Holdings or its Subsidiaries pursuant to the terms of the Partnership Agreements (which interests, if any, shall be included in the TVFN Interests sold hereunder).

     (d) Governing Documents. The Belo Entities will not permit CPMCO or TVFN to amend the Partnership Agreements in a manner adverse to Scripps or otherwise inconsistent with the transactions contemplated hereby.

     (e) Indebtedness. The Belo Entities will not permit CPMCO or TVFN to incur any indebtedness or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of CPMCO or TVFN or guarantee any such obligations of others other than in the ordinary course of business consistent with past practice, except for (i) indebtedness incurred to Belo Holdings or its Subsidiaries, with Scripps' consent, (ii) indebtedness that would be included in the calculation of TVFN's net working capital pursuant to
Section 1.8, and (iii) indebtedness associated with the acquisition of programming as permitted hereunder.

     (f) Changes to Benefit Plans. Except as would not materially increase the costs of CPMCO or TVFN and except for changes required to comply with applicable law, the Belo Entities shall not permit CPMCO or TVFN to, (i) enter into, adopt, amend (except as may be required by law and except for immaterial amendments) or terminate any TVFN Benefit Plan or any agreement, arrangement, plan or policy between the Belo Entities, CPMCO or TVFN and one or more of their directors,

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



officers or TVFN Employees or (ii) except for normal increases in the ordinary course of business consistent with past practice and the payment of bonuses and other consideration to TVFN Employees in the aggregate not to exceed the amount set forth in Section 4.1(f) to the Belo Disclosure Schedule and which, if paid or committed to be paid by CPMCO or TVFN on or prior to the First Closing Date, shall be included as a current liability on the TVFN Closing Balance Sheet, increase in any manner the compensation or fringe benefits of any director, officer or TVFN Employee or pay any benefit to any director, officer or TVFN Employee not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided that the foregoing shall not prohibit CPMCO or TVFN from hiring and paying new employees in the ordinary course of business consistent with past practice.

     (g) Filings. The Belo Entities shall promptly provide Scripps (or its counsel) copies of all filings (other than those portions of filings under the HSR Act which Scripps has no reasonable interest in obtaining in connection with the acquisition of the TVFN Interests) made by the Belo Entities with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     (h) Accounting Policies and Procedures. The Belo Entities will not permit CPMCO or TVFN to change any of their accounting principles, policies or procedures, except as may be required by generally accepted accounting principles.

     (i) Sale of Assets. The Belo Entities will not permit CPMCO or TVFN to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of their assets, except for dispositions of inventories and equipment in the ordinary course of business and consistent with past practice.

     (j) Capital Expenditures. The Belo Entities will not cause or permit CPMCO or TVFN or any of their Subsidiaries to authorize any capital expenditures or the purchase of any fixed assets other than (i) expenditures or purchases which are included in the capital budget of CPMCO or TVFN, as the case may be, previously delivered to Scripps or, (ii) if not included in such capital budget, those which do not exceed $10,000 individually or in the aggregate.

     (k) Programming Expenditures. The Belo Entities shall not cause or permit CPMCO, TVFN or their Subsidiaries to incur obligations related to the purchase of television or motion picture productions or programming, other than (i) purchases which are included in the programming budget of TVFN previously delivered by the Belo Entities to Scripps or, (ii) if not included in such programming budget, those which do not exceed $10,000 individually.

     (l) Programming Rights. The Belo Entities shall not cause or permit CPMCO, TVFN or any of their Subsidiaries to enter into any agreement with any person other than Scripps or its Subsidiaries granting such other person the right to program any block of time on the Network other than arrangements which are terminable by TVFN on not more than 30 days notice without any payment with respect thereto other than reimbursement of any advance payments.


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     (m) TVFN  Affiliation  Agreements.  The Belo  Entities  shall  not cause or permit CPMCO, TVFN or any of their Subsidiaries to cancel, revoke or fail to renew any of the TVFN Affiliation Agreements or take any action with the intent and knowledge that such action would cause a material breach or violation of any TVFN Affiliation Agreement.

     4.2 Covenants of the Belo Entities. During the period from the date of this Agreement and continuing to the First Closing Date, the Belo Entities agree that the Belo Entities will not and will not permit CPMCO or TVFN to take any action that would or is reasonably likely to result in any of the conditions to the First Closing set forth in Article VII not being satisfied or that would materially impair the ability of the Belo Entities to consummate the transactions contemplated herein in accordance with the terms hereof or would materially delay such consummation, and the Belo Entities shall promptly advise Scripps orally and in writing of any change in, or event with respect to, the business or operations of the Belo Entities, CPMCO or TVFN having, or which insofar as can reasonably be foreseen, could have, a material adverse effect on the ability of the Belo Entities to consummate the transactions contemplated hereby.

                                    ARTICLE V

                    Covenants of Scripps Pending the Closings
                    -----------------------------------------


     Scripps covenants and agrees that from the date hereof until the completion of the Second Closing Date:

     5.1 Covenants with Respect to the KENS Assets. During the period from the date of this Agreement and continuing until the Closing Dates, Scripps agrees that, except (i) as contemplated or permitted by this Agreement or the Acquisition Agreement, (ii) as set forth in Section 5.1 of the Scripps Disclosure Schedule, (iii) to the extent that the Belo Entities shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed), or (iv) as set forth in the Local Marketing Agreement to be entered into between the parties hereto (the "LMA"):

     (a) Ordinary Course. Subject to the LMA, Scripps shall cause the business related to the KENS Assets to be conducted in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact the present business organization, keep available, consistent with past practice, the services of the present officers and employees and preserve the relationships with customers, suppliers and others having business dealings related to the KENS Assets, it being understood, however, that the failure of any KENS Employees to remain employees of Scripps or become employees of Belo Holdings or any Subsidiary of Belo Holdings shall not constitute a breach of this covenant.

     (b) Indebtedness. From the date of this Agreement until the First Closing Date, Scripps shall use its commercially reasonable best efforts to cause Harte-Hanks to not encumber the KENS Assets with any indebtedness for borrowed money or other liens or encumbrances. From the First Closing Date until the Second Closing Date, Scripps shall not encumber the KENS Assets with any indebtedness for borrowed money or other liens or encumbrances.


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



     (c) Changes to Benefit Plans. From the date of this Agreement until the First Closing Date, except as would not materially increase the costs of the business related to the KENS Assets and except for changes required to comply with applicable law, Scripps shall use its commercially reasonable best efforts to cause Harte-Hanks to not (i) enter into, adopt, amend (except as may be required by law and except for immaterial amendments) or terminate any Harte-Hanks Benefit Plan or any other agreement, arrangement, plan or policy for directors, officers or KENS Employees or (ii) except for normal increases in the ordinary course of business consistent with past practice and the payment of bonuses and other consideration to KENS Employees in the aggregate not to exceed the amount set forth in Schedule 5.1 to the Acquisition Agreement and which, if paid or committed to be paid on or prior to the First Closing Date, shall be included as a current liability on the KENS Closing Balance Sheet, increase in any manner the compensation or fringe benefits of any director, officer or KENS Employee or pay any benefit to any director, officer or KENS Employee not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided that the foregoing shall not prohibit Scripps or Harte-Hanks or any of their respective Subsidiaries from hiring and paying new employees in the ordinary course of business consistent with past practice.

     (d) Filings. Scripps shall promptly provide Belo Holdings (or its counsel) copies of all filings (other than those portions of filings under the HSR Act which Belo Holdings has no reasonable interest in obtaining in connection with the acquisition of the KENS Assets) made by Scripps with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     (e) Accounting Policies and Procedures. From the date of this Agreement until the First Closing Date, Scripps will use its commercially reasonable best efforts to cause Harte-Hanks to not, and from the First Closing Date until the Second Closing Date, Scripps will not and will not permit any of its Subsidiaries to, change any of its accounting principles, policies or procedures as they relate to the KENS Assets, except as may be required by generally accepted accounting principles.

     (f) Sale of Assets. From the date of this Agreement until the First Closing Date, Scripps will use its commercially reasonable best efforts to cause Harte-Hanks to not, and from the First Closing Date until the Second Closing Date, Scripps shall not and shall not permit any of its Subsidiaries to, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of the KENS Assets, except for dispositions of inventories and equipment in the ordinary course of business and consistent with past practice.

     (g) Capital Expenditures. From the date of this Agreement until the First Closing Date, Scripps will use its commercially reasonable best efforts to cause Harte-Hanks to not, and from the First Closing Date until the Second Closing Date, Scripps shall not and shall not permit any of its Subsidiaries to, cause or permit the KENS Entity or any of its Subsidiaries to authorize any capital expenditures or the purchase of any fixed assets other than (i) expenditures or purchases which are included in the capital budget related to the KENS Assets previously delivered to Belo Holdings or, (ii) if not included in such capital budget, those which do not exceed $10,000 individually or in the aggregate.

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




     (h) Programming Expenditures. From the date of this Agreement until the First Closing Date, Scripps shall use its commercially reasonable best efforts to cause Harte-Hanks to not, and from the First Closing Date until the Second Closing Date, Scripps shall not and shall not permit any of its Subsidiaries to, cause or permit the KENS Entity or its Subsidiaries to, incur obligations related to the purchase of television or motion picture productions or programming other than (i) purchases which are included in the programming budget related to the KENS Assets previously delivered to Belo Holdings or, (ii) if not included in such programming budget, those which do not exceed $10,000 individually.

     (i) Programming Rights. From the date of this Agreement until the First Closing Date, Scripps shall use its commercially reasonable best efforts to cause Harte-Hanks to not, and from the First Closing Date until the Second Closing Date, Scripps shall not and shall not permit any of its Subsidiaries to, cause or permit the KENS Entity or any of its Subsidiaries to, enter into any agreement with any person other than Belo Holdings or Scripps' Subsidiaries granting such other person the right to program any block of time on KENS-TV or KENS(AM), other than arrangements which are terminable by Harte-Hanks, Scripps, or the KENS Entity, as the case may be, on not more than 30 days notice without any payment with respect thereto other than reimbursement of any advance payments.

     (j) KENS Affiliation Agreement. From the date of this Agreement until the First Closing Date, Scripps will use its commercially reasonable best efforts to cause Harte-Hanks to not, and from the First Closing Date until the Second Closing Date, Scripps shall not and shall not permit any of its Subsidiaries to, cause or permit the KENS Entity or any of Scripps' Subsidiaries to, cancel, revoke or fail to renew the KENS Affiliation Agreement or take any action with the intent and knowledge that such action would cause a material breach or violation of such affiliation agreement.

     5.2 Covenants of Scripps.

     (a) During the period from the date of this Agreement and continuing to the Second Closing Date, Scripps agrees that Scripps will not and will not permit any of its Subsidiaries to take any action that would or is reasonably likely to result in any of the conditions to the Closings set forth in Article VIII not being satisfied or that would materially impair the ability of Scripps to consummate the transactions contemplated herein in accordance with the terms hereof or would materially delay such consummation, and Scripps shall promptly advise Belo Holdings orally and in writing of any change in, or event with respect to, the business or operations of Scripps having, or which insofar as can reasonably be foreseen, could have, a material adverse effect on the ability of Scripps to consummate the transactions contemplated hereby.

     (b) During the period from the date of this Agreement and continuing to the First Closing Date, Scripps shall use its reasonable best efforts to cause Harte-Hanks to comply in all material respects with the covenants of Harte-Hanks set forth in Sections 5.1, 5.2 and Article VI of the Acquisition Agreement. Scripps shall not amend or waive any provision in the Acquisition Agreement without the written consent of the Belo Entities (such consent not to be unreasonably withheld) if such amendment or waiver affects the KENS Assets or affects the ability of Scripps to consummate the transactions contemplated by the Acquisition Agreement or this Agreement.

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




     (c) During the period from the date of this Agreement and continuing to the Second Closing Date, Scripps shall use its reasonable best efforts to secure the cooperation of Harte- Hanks for the purpose of consummating the transactions contemplated herein, including, without limitation, the reasonable cooperation of Harte-Hanks with respect to any matters related to the FCC Application.

                                   ARTICLE VI

                              Additional Agreements
                              ---------------------

     6.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (a) the prompt preparation, filing and prosecution of all necessary documents under the HSR Act and the FCC Act, including, but not limited to, the FCC Application and accompanying request for waiver of the FCC one-to-a-market rule, and (b) such actions as may be required to have the applicable waiting period under the HSR Act expire or terminate as promptly as practicable, including by consulting with each other as to, and responding promptly to any comments or requests for information with respect thereto. Each party shall promptly consult with the other and provide any necessary information with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     6.2 Access to Information.

     (a) Upon reasonable notice, the Belo Entities shall (and shall cause each of CPMCO and TVFN to) afford to the officers, employees, accountants, counsel and other representatives of Scripps, access, during normal business hours during the period prior to the First Closing Date, to all of the properties, books, contracts, commitments and records relating to CPMCO and TVFN, and, during such period, the Belo Entities shall (and shall cause CPMCO and TVFN to) furnish promptly to Scripps all other information concerning the business, properties and personnel of CPMCO and TVFN as Scripps may reasonably request. After the First Closing Date, upon reasonable notice, Scripps shall cause CPMCO and TVFN to afford to the officers, employees, accountants, counsel and other representatives of the Belo Entities access, during normal business hours, to CPMCO's and TVFN's books and records which the Belo Entities may reasonably request in order to complete tax filings or for other legitimate business purposes. Unless otherwise required by law, the parties will hold any information made available pursuant to this Section 6.2(a) which is nonpublic in confidence in accordance with the confidentiality agreement, dated June 18, 1997 (the "Scripps Confidentiality Agreement"), between A. H. Belo Corporation and Scripps.

     (b) Upon reasonable notice, Scripps shall use its reasonable best efforts to cause Harte-Hanks to prior to the First Closing Date, and Scripps shall (and shall cause each of its Subsidiaries to), subsequent to the First Closing Date and prior to the Second Closing Date, afford to the officers, employees, accountants, counsel and other representatives of the Belo Entities access,

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during  normal  business  hours,  to all of the  properties,  books,  contracts, commitments and records relating to the KENS Assets, and, Scripps shall use its reasonable best efforts to cause Harte-Hanks to prior to the First Closing Date, and Scripps shall (and shall cause each of its Subsidiaries to), subsequent to the First Closing Date and prior to the Second Closing Date, furnish promptly to the Belo Entities all other information concerning the business, properties and personnel of the KENS Assets as the Belo Entities may reasonably request. After the Second Closing Date, upon reasonable notice, the Belo Entities shall afford the officers, employees, accountants, counsel and other representatives of Scripps and Harte-Hanks access, during normal business hours, to the Belo Entities' books and records related to the KENS Assets which Scripps and Harte-Hanks may reasonably request in order to complete tax filings or for other legitimate business purposes. Unless otherwise required by law, the parties will hold any information made available pursuant to this Section 6.2(b) which is nonpublic in confidence in accordance with the confidentiality agreement dated March 11, 1997, entered into by Scripps with Harte-Hanks related to the KENS Assets (the "Harte-Hanks Confidentiality Agreement" and, with the Scripps Confidentiality Agreement, the "Confidentiality Agreements").

     6.3 Legal Conditions to Purchase. Each of the Belo Entities and Scripps will use all reasonable efforts to comply promptly with all legal requirements which may be imposed on it or its respective Subsidiaries with respect to the transactions contemplated herein (which actions shall include, without limitation, furnishing all information required under the HSR Act and the FCC
Act) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective Subsidiaries in connection with the transactions contemplated herein. Subject to the terms and conditions hereof, each of the parties hereto will, and will cause its respective Subsidiaries to, promptly use all reasonable efforts to obtain (and will consult and cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by such party in connection with the transactions contemplated herein or the taking of any action contemplated by this Agreement.

     6.4 Use of Names. Following the Second Closing Date, Belo Sub or its affiliates shall have the sole and exclusive ownership of and right to use, as between Belo Sub or its affiliates on the one hand, and Scripps on the other hand, each of the names, trademarks, trade names and other proprietary rights set forth in Section 6.4 of the Scripps Disclosure Schedule (the "Acquired Proprietary Name Rights"). The Acquired Proprietary Name Rights include, without limitation, the name "KENS" and derivatives thereof.

     6.5 Intercompany Balances. All amounts owing between CPMCO and TVFN, on the one hand, and Belo Holdings and its other Subsidiaries, on the other hand, other than amounts arising in the ordinary course of business for the purchase of goods or services in commercial transactions, shall be paid in full or eliminated at or prior to the First Closing Date.

     6.6 KENS Employee Matters; Harte-Hanks Stock Plans.

     (a) Belo Sub shall assume and retain, with respect to the KENS Employees, any and all severance obligations that arise due to (i) the purchase of the KENS Assets by the Belo Entities or Scripps being deemed a "Change of Control" under the severance agreements for KENS Employees specified in Section 6.6 of the

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



Scripps Disclosure Schedule, (ii) events or actions occurring as a result of the transactions consummated on the First Closing Date, subject to the provisions of
Section 10.2 below, and (iii) events or actions occurring after the First Closing Date.


     (b) Scripps and the Belo Entities agree that the Belo Entities will, immediately after the First Closing Date and for at least one year thereafter, permit the KENS Employees (other than those set forth on Section 6.6 of the Scripps Disclosure Schedule, to which this section (b) shall only apply immediately after the Second Closing Date) (i) to participate in a group health plan of the Belo Entities in which similarly situated employees of the Belo Entities participate, in accordance with the terms of the plan, and to waive any pre-existing condition clause or waiting period requirement in such group health plan and to give credit for deductible amounts paid by a KENS Employee during the current deductible year of such group health plan while employed by Harte-Hanks; provided, however, that the Belo Entities will be in compliance with this clause (i) regarding KENS Employees employed by the Belo Entities if they assume the current group health contracts of Harte-Hanks relating to the KENS Employees; (ii) to participate in and receive credit, for vesting and eligibility purposes, under tax qualified retirement plans of the Belo Entities in which similarly situated employees of the Belo Entities participate, for which they are otherwise eligible, for their service with Harte-Hanks to the extent permitted by applicable tax-qualification requirements; (iii) to participate in other benefit plans of the Belo Entities which are offered to similarly situated employees; and (iv) to participate in stock option programs and stock purchase programs of the Belo Entities which are offered to similarly situated employees.

     (c) Effective as of the First Closing Date, the KENS Employees shall cease to be eligible to participate in the Harte-Hanks Benefit Plans, shall no longer accrue benefits under the Harte-Hanks Benefit Plans, and shall not be eligible under the Harte-Hanks Benefit Plans for payment of claims incurred thereafter, except to the extent the Belo Entities have assumed and continued any such Harte-Hanks Benefit Plan with the consent of Scripps.

     (d)  Notwithstanding  any  contrary  provisions  of  this  Agreement,   (i)
Harte-Hanks shall remain liable for any and all obligations arising under or relating to the Harte-Hanks Benefit Plans (except as otherwise provided in
Section 6.6 of the Scripps Disclosure Schedule), and (ii) with respect to KENS Employees who as of the First Closing Date are former employees of KENS or are not actively at work, the Belo Entities shall assume liability, including, without limitation, liability for (i) any leave entitlements, reemployment obligations, reinstatement rights, or related rights, under applicable law, including, without limitation, the Family and Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994, workers' compensation laws, or similar laws, and (ii) any rights, benefits or entitlements under the Harte-Hanks Benefit Plans listed on Section 6.6, including, without limitation, health care continuation pursuant to Part 6 of Title I of ERISA.

     (e) Each outstanding option (a "KENS Option") to purchase shares of Harte-Hanks common stock held by a KENS Employee under any stock option plan of Harte-Hanks, whether vested or unvested, exercisable or unexerciseable, shall remain the responsibility of Harte- Hanks, and the Belo Entities shall have no obligation or responsibility whatsoever with respect to any KENS Options.

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



     (f) All of the KENS Employees will become Belo Employees as of the First Closing Date, except as set forth on Section 6.6 of the Scripps Disclosure Schedule, which such employees shall become Belo Employees as of the Second Closing Date; provided, however, nothing in this Agreement shall be construed to require the Belo Entities to continue the employment of any KENS Employee for any period of time, or, except as required by Section 6.6(b) above, to offer any particular type or level of benefits to any employee. Nothing in this Agreement shall prevent the Belo Entities from disciplining or terminating any KENS Employee or from amending or terminating any benefit plans at any time.

     6.7 TVFN Employee Matters.

     (a) TVFN shall retain, with respect to the TVFN Employees, any and all severance obligations that arise (i) under any severance agreements for TVFN Employees specified in Section 6.7 of the Belo Disclosure Schedule, (ii) due to events or actions occurring as a result of the transactions consummated on the First Closing Date, subject to the provisions of Section 10.2 below, and (iii) due to events or actions occurring after the First Closing Date.

     (b) Effective as of the First Closing Date, the TVFN Employees shall not be eligible to participate in any benefits plans sponsored by Belo or Scripps or their Subsidiaries other than TVFN ("Belo or Scripps Benefits Plans"), shall not accrue benefits under any Belo or Scripps Benefit Plans, and shall not be eligible under any Belo or Scripps Benefit Plans for payment of claims.

     (c) All of the TVFN Employees will continue as TVFN Employees after the First Closing Date and will have no relationship with Belo or its affiliates thereafter. Nothing in this Agreement shall be construed to require TVFN to continue the employment of any TVFN Employee for any period of time, or to offer any particular type or level of benefits to any employee. Nothing in this Agreement shall prevent TVFN from disciplining or terminating any TVFN Employee or from amending or terminating any benefit plans at any time.

     6.8 Fees and Expenses. Whether or not the transactions contemplated herein are consummated and except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that Scripps and Belo Holdings shall each pay one-half of (a) the filing fee required under the HSR Act and (b) any filing fee required by the FCC to file the FCC Application.

     6.9 Transfer Taxes. The Belo Entities will be responsible for and pay all sales and use taxes, duties, and transfer fees applicable to the transactions contemplated herein with respect to the sale of the KENS Assets. Scripps will be responsible for and pay all sales and use taxes, duties, and transfer fees applicable to transactions contemplated herein with respect to the sale of the TVFN Interests. The parties hereto agree to cooperate in connection with the preparation and filing of any Tax Returns relating to the New York State Real Property Transfer Tax and New York City Real Property Transfer Tax, incurred in connection with the transactions contemplated hereby.


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



     6.10 Employment Taxes. Scripps agrees to use its commercially reasonable best efforts to obtain the consent of Harte-Hanks to the use of the "Alternative Procedure" set forth in Section 5 of the Rev. Proc. 96-60 with respect to issuing forms W-2 to KENS Employees, including the execution of an agreement with Belo Sub regarding the use of such procedure.

     6.11 Scripps Assignment of Contracts and Permits. Notwithstanding any other provision hereof, in connection with any Scripps Contract identified on Section
3.11 of the Scripps Disclosure Schedule or any permit, approval, license or authorization issued by a Governmental Entity (each a "Governmental Authorization") held or to be held by Scripps which relates to the KENS Assets and which, as a matter of law or by its terms, is (a) not assignable, or (b) not assignable without the prior approval or consent of the issuer thereof or the other party or parties thereto (collectively, "Non- Assignable Rights"), Scripps shall:

          (i) apply for and use all reasonable efforts to obtain all consents or
     approvals   contemplated   by  the  Scripps   Contracts   or   Governmental
     Authorizations, in form and substance satisfactory to Belo Sub;

          (ii) cooperate with Belo Sub in any reasonable and lawful arrangements designed to provide the benefits and burdens of such Non-Assignable Rights to Belo Sub, including holding any such Non-Assignable Rights in trust for Belo Sub or acting as agent for Belo Sub;

          (iii) enforce any rights of Scripps arising from such Non-Assignable Rights against the issuer thereof or the other party or parties thereto;

          (iv) take all such actions and do, or cause to be done, all such things at the request of Belo Sub as shall reasonably be necessary and proper in order that the value of any Non-Assignable Rights shall be preserved and shall inure to the benefit of Belo Sub; and

          (v) pay over to Belo Sub all monies or other  assets  collected  by or
     paid  to   Scripps  or  any  of  its   Subsidiaries   in  respect  of  such
     Non-Assignable Rights.

     Belo Sub shall reimburse Scripps for all reasonably incurred payments, costs and expenses made, incurred or suffered in performing Scripps' obligations as requested by Belo Sub under this Section 6.11. If Scripps is unable to lawfully provide the benefit of any Governmental Authorization to Belo Sub, it shall not, at any time, use such Governmental Authorization for its own purposes or assign or provide the benefit of such Governmental Authorization to any other party.

     6.12 Belo Assignment of Contracts and Permits. Notwithstanding any other provision hereof, in connection with any Belo Contract identified on Section
2.12 of the Belo Disclosure Schedule or any Governmental Authorization held or to be held by CPMCO or TVFN and which, as a matter of law or by its terms, requires the consent of the issuer thereof or the other party or parties thereto upon a change of control (collectively, the "TVFN Non-Assignable Rights") the Belo Entities shall:


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



          (i) apply for and use all reasonable efforts to obtain all consents or
     approvals    contemplated   by   the   Belo   Contracts   or   Governmental
     Authorizations, in form and substance satisfactory to Scripps;

          (ii) cooperate with Scripps in any reasonable and lawful arrangements designed to provide the benefits and burdens of such TVFN Non-Assignable Rights to TVFN, including holding any such TVFN Non-Assignable Rights in trust for TVFN or acting as agent for TVFN;

          (iii) enforce any rights of TVFN arising from such TVFN Non-Assignable Rights against the issuer thereof or the other party or parties thereto;

          (iv) take all such actions and do, or cause to be done, all such things at the request of Scripps as shall reasonably be necessary and proper in order that the value of any TVFN Non-Assignable Rights shall be preserved and shall inure to the benefit of TVFN; and

          (v) pay over to TVFN all monies or other assets collected by or paid to TVFN or any of its Subsidiaries in respect of such TVFN Non-Assignable Rights.

     Scripps shall reimburse the Belo Entities for all reasonably incurred payments, costs and expenses made, incurred or suffered in performing the Belo Entities' obligations as requested by Scripps under this Section 6.12. If the Belo Entities are unable to lawfully provide the benefit of any Governmental Authorization to TVFN, it shall not, at any time, use such Governmental Authorization for its own purposes or assign or provide the benefit of such Governmental Authorization to any other party.

     6.13 Schedules.

     (a) Notwithstanding anything to the contrary contained herein if Scripps has not, as of the date hereof (the "Signing Date"), completed and/or delivered one or more of the Schedules referred to in this Agreement and required to be delivered by Scripps pursuant hereto or has not delivered one or more of the documents required to be delivered by it pursuant to this Agreement, then Scripps shall be permitted to complete and deliver such Schedules or deliver such documents to the Belo Entities after the Signing Date, but in no event later than September 22, 1997. The Belo Entities shall be deemed to have accepted any such revised or newly delivered Schedules and/or documents unless within three (3) business days after receipt thereof they shall have delivered to Scripps a notice terminating this Agreement together with a certificate from an executive officer of Belo Holdings to the effect that such revised or newly delivered Schedules and/or documents in the aggregate reflect matters that would have a material adverse effect on the KENS Assets as of the Signing Date. If the Belo Entities's approval of such revised or newly delivered Schedules and/or documents is granted or is deemed granted, any Schedules attached hereto as of the Signing Date and delivered by Scripps which have subsequently been revised shall be deemed to be amended in accordance with such revised Schedules as of the Signing Date and such late-delivered Schedules and/or documents shall be deemed delivered by Scripps as of the Signing Date. Scripps shall not have the right to deliver any revised or new Schedules or documents under this Section
6.13 after September 22, 1997.

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



     (b) Notwithstanding anything to the contrary contained herein, if the Belo Entities have not, as of the Signing Date, completed and/or delivered one or more of the Schedules referred to in his Agreement and required to be delivered by them pursuant hereto or have not delivered one or more of the documents required to be delivered by them pursuant to this Agreement, then they shall be permitted to complete and deliver such Schedules or deliver such documents to Scripps after the Signing Date, but in no event later than September 22, 1997. Scripps shall be deemed to have accepted any such revised or newly delivered Schedules and/or documents unless within three (3) business days after receipt thereof it shall have delivered to the Belo Entities a notice terminating this Agreement together with a certificate from an executive officer of Scripps to the effect that such revised or newly delivered Schedules and/or documents in the aggregate reflect maters that would have a material adverse effect on TVFN and CPMCO, taken as a whole, as of the Signing Date. If Scripps's approval of such revised or newly delivered Schedules and/or documents is granted or is deemed granted, any Schedules attached hereto as of the Signing Date and delivered by the Belo Entities which have subsequently been revised shall be deemed to be amended in accordance with such revised Schedules as of the Signing Date and such late-delivered Schedules and/or documents shall be deemed delivered by the Belo Entities as of the Signing Date. The Belo Entities shall not have the right to deliver any revised or new Schedules or documents under this Section 6.13 after September 22, 1997.

     6.14 Notification. Each party hereto shall, in the event of, or promptly after obtaining knowledge of, the occurrence or threatened occurrence of any fact or circumstance that would cause or constitute a material breach of any of its representations and warranties set forth herein, give notice thereof to the other party and shall use its reasonable efforts to prevent or remedy such breach.

     6.15 Additional Agreements Related to FCC Licenses. The parties hereto shall use commercially reasonable best efforts to obtain the expedient transfer of all FCC licenses related to the KENS Assets to Belo Sub, including, without limitation, (a) the substitution of Belo Sub on any current FCC transfer application, and/or (b) such other measures as the parties hereto deem necessary.

     6.16 Resignations. Effective as of the First Closing Date, PJPI will resign as the managing general partner and a general partner in CPMCO, and Colony will resign as a general partner in TVFN.

     6.17 LMA Agreement. Upon the First Closing Date, the parties hereto shall enter into the LMA in substantially the same form attached hereto as Exhibit E, subject to receipt of any necessary FCC approvals.

     6.18 Notice to Other Partners. The parties covenant and agree that the First Closing shall comply with Section 9.03 of the TVFN Partnership Agreement. Scripps hereby agrees to deliver at the time of the First Closing to the partners of TVFN (other than any Belo Entities) of TVFN in accordance with
Section 9.06 of the TVFN Partnership Agreement a copy of its agreement to comply with the TVFN Partnership Agreement.


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



     6.19 Transponder Agreement. On the First Closing Date the Belo Entities shall (a) in consideration of the payment to Belo Holdings of $7,100,000 by Scripps, cause to be assigned to Scripps, and Scripps shall assume, all of Belo Holdings' right, title and interest in, to and under (i) the Transponder Lease Agreement, (ii) the Sublease Agreement and (iii) any other sublease agreements between Belo Holdings and/or any of its Subsidiaries and any third party (other than TVFN) with respect to the Transponder Lease Agreement, in such form as the parties agree (the "Transponder Assignments") or (b) if all necessary third party consents to such Transponder Assignments cannot reasonably be obtained through the exercise of best efforts by the Belo Entities and Scripps does not elect to waive the receipt of such consents as of the First Closing Date, then the Belo Entities shall ensure that prior to the First Closing the Sublease Term described in Paragraph 2 of the Sublease Agreement is amended to provide Scripps the unilateral option to continue the Sublease Term in effect under the same terms and conditions until the termination of the Transponder Lease Agreement. Scripps shall be required to exercise this option to extend the Sublease Agreement no later than 60-days in advance of the current termination date of the Sublease Agreement, March 8, 1999. The Belo Entities shall also ensure that the Sublease Agreement is amended to state that Providence Journal Company will not amend the Transponder Lease Agreement without the prior written consent of Scripps (such consent not to be unreasonably withheld).

                                   ARTICLE VII

               Conditions to the Obligations of the Belo Entities
               --------------------------------------------------

     The obligations of the Belo Entities under this Agreement are, at the Belo Entities' option, subject to the fulfillment of the conditions set forth in
Section 7.1 through 7.8 prior to or at the First Closing Date, and the fulfillment of the conditions set forth in Sections 7.2, 7.6, and 7.9 through
7.11 prior to or at the Second Closing Date:

     7.1 Representations, Warranties, Covenants.

     (a) Each of the representations and warranties of Scripps contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date when made and shall be deemed to be made again on and as of the First or Second Closing Dates, as applicable, and shall then, if qualified as to materiality, be true and correct, and if not so qualified, be true and correct in all material respects, except to the extent changes are specifically permitted or contemplated pursuant to this Agreement;

     (b) Scripps shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the First or Second Closing Dates, as applicable; and

     (c) Scripps shall have furnished the Belo Entities with certificates dated the First and Second Closing Dates, as applicable, and duly executed by the President or a Vice President of Scripps authorized on behalf of Scripps to give such a certificate, to the effect that the conditions set forth in subparagraphs
(a) and (b) of this Section 7.1 have been satisfied as of the date of such certificates.

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




     7.2 Proceedings. Neither the Belo Entities nor Scripps shall (a) be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby or (b) have received written notice from any Governmental Entity of its intention to institute any action or proceeding seeking to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby.

     7.3 Damage to the Assets. The KENS Assets shall not have suffered damage on account of fire, explosion or other cause of any nature that prevented operation of the KENS Assets for a period of at least seven (7) consecutive days and which shall not have been repaired as of the First and Second Closing Dates, respectively; provided, however, that if the Belo Entities elect to waive the condition set forth in this Section 7.3 and consummate the Closings, then the Belo Entities' sole and exclusive remedy against Scripps with respect to such damage shall be that the Belo Entities may collect and receive the proceeds of any insurance payable to Scripps on account of such damages which have not been applied under the supervision of the Belo Entities to the repair thereof plus the amount of any deductible consumed with respect to such damage under Scripps' insurance policy (which at the Belo Entities' option may be taken in the form of a cash payment from Scripps or as an adjustment to the Belo Cash Consideration).

     7.4 Certain Consents. The Belo Entities shall have obtained each of the consents and approvals and completed each of the actions required to (a) transfer the TVFN Interests to Scripps pursuant to the Partnership Agreements and (b) substitute Scripps as a general partner of each of CPMCO and TVFN and the managing general partner of CPMCO in accordance with the Partnership Agreements.

     7.5 Hart-Scott-Rodino. The applicable waiting period imposed by the HSR Act shall have expired or shall have been subject to early termination.

     7.6 Deliveries. Scripps shall have complied with each and every one of its obligations set forth in Section 9.1.

     7.7 Closing of the Acquisition Agreement. The transactions contemplated by the Acquisition Agreement with respect to KENS shall have been consummated on substantially the same terms and conditions as contained therein on the date hereof, unless modified or amended pursuant to the terms of the Acquisition Agreement and this Agreement.

     7.8 LMA. The parties shall have entered into the LMA, effective as of the First Closing Date.

     7.9 Affiliation Agreement. Unless transferred at the First Closing, the KENS Affiliation Agreement shall have been transferred to Belo Sub on substantially the same terms and conditions as are currently contained in such agreement.


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



     7.10 FCC Authorizations. The FCC Application shall have been approved without any condition materially adverse to Belo Sub and shall have become Final. For purposes of this Agreement, "Final" shall mean action by the FCC (including action duly taken by the FCC's staff, pursuant to delegated authority), which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for reconsideration or review, or appeal or sua sponte action of the FCC with comparable effect shall be pending; and as to which the time for filing any such request, petition or appeal, or for the taking of any such sua sponte action by the FCC, shall have expired. The FCC approvals shall include grant of a waiver of Section 73.3555(c) of the rules, the one-to-a-market rule (if necessary under the rules then in effect), permitting common ownership by Belo Sub of station KENS-TV and KENS-AM.

     7.11 FCC Approval.  The FCC  Application  (as set forth in the  Acquisition
Agreement) shall have received FCC Approval (as defined in the Acquisition Agreement).


                                  ARTICLE VIII

                    Conditions to the Obligations of Scripps
                    ----------------------------------------

     The obligations of Scripps under this Agreement are, at its option, subject to the fulfillment of the conditions set forth in Sections 8.1 through 8.7 prior to or at the First Closing Date, and the fulfillment of the conditions set forth in Sections 8.2, 8.5 and 8.8 prior to or at the Second Closing Date:

     8.1 Representations, Warranties, Covenants.

     (a) Each of the representations and warranties of the Belo Entities contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and shall be deemed to be made again on and as of the First or Second Closing Dates, as applicable, and shall then, if qualified as to materiality, be true and correct, and if not so qualified, be true and correct in all material respects, except to the extent changes are specifically permitted pursuant to this Agreement;

     (b) The Belo Entities shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by them prior to or at the First or Second Closing Dates, as applicable; and

     (c) The Belo Entities shall have furnished Scripps with certificates, dated the First and Second Closing Dates, as applicable, and duly executed by a President or a Vice President of the Belo Entities authorized on behalf of the Belo Entities to give such a certificate, to the effect that the conditions set forth in subparagraphs (a) and (b) of this Section 8.1 have been satisfied as of the date of such certificates.


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



     8.2 Proceedings. Neither Scripps nor the Belo Entities shall (a) be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby or (b) have received written notice from any Governmental Entity of its intention to institute any action or proceeding seeking to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby.

     8.3 Certain Consents. The Belo Entities shall have obtained each of the consents and approvals and completed each of the actions required to (a) transfer the TVFN Interests to Scripps pursuant to the Partnership Agreements and (b) substitute Scripps as a general partner of each of CPMCO and TVFN and the managing general partner of CPMCO in accordance with the Partnership Agreements.

     8.4 Hart-Scott-Rodino. The applicable waiting period imposed by the HSR Act shall have expired or shall have been subject to early termination.

     8.5 Deliveries. The Belo Entities shall have complied with each and every one of their obligations set forth in Section 9.2

     8.6 Closing of the Acquisition Agreement. The transactions contemplated by the Acquisition Agreement with respect to KENS shall have been consummated on substantially the same terms and conditions as contained therein on the date hereof, unless modified or amended pursuant to the terms of the Acquisition Agreement and this Agreement.

     8.7 LMA. The parties shall have entered the LMA, effective as of the First Closing Date.

     8.8 FCC  Approval.  The FCC  Application  (as set forth in the  Acquisition
Agreement) shall have received FCC Approval (as defined in the Acquisition Agreement).

                                   ARTICLE IX

                      Items to be Delivered at the Closings
                      -------------------------------------

     9.1 Deliveries by Scripps.

     (a) At the First Closing, Scripps shall deliver to the Belo Entities:

          (i) Bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer and assignment (which may contain disclaimers of warranty of condition and suitability consistent with the provisions of this Agreement) in form and substance reasonably satisfactory to the Belo Entities sufficient to sell, transfer and assign to Belo Sub all right, title and interest of Scripps in and good title to the KENS Assets to be transferred at the First Closing;

          (ii) Certified copies of resolutions, duly adopted by the Board of Directors of Scripps, which shall be in full force and effect at the time of the First Closing, authorizing the execution, delivery and performance by Scripps of this Agreement and the consummation of the transactions contemplated hereby;

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



          (iii) The certificate referred to in Section 7.1(c);

          (iv) A certificate, satisfying the requirements of Treas. Reg. ss. 1.1445- 2(b)(2), to the effect that the KENS Entity is not a foreign person;

          (v) The LMA;

          (vi) The Transponder Assignments or the Transponder Extension, as the case may be; and

          (vii) Such other  documents or payments as the Belo  Entities or their
     counsel  may  reasonably   request  to  demonstrate   satisfaction  of  the
     conditions and compliance with the agreements set forth in this Agreement.

     (b) At the Second Closing, Scripps shall deliver to the Belo Entities:

          (i) Bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer and assignment (which may contain disclaimers of warranty of condition and suitability consistent with the provisions of this Agreement) in form and substance reasonably satisfactory to the Belo Entities sufficient to sell, transfer and assign to Belo Sub all right, title and interest of Scripps in and good title to the KENS Assets to be transferred at the Second Closing;

          (ii) A special warranty deed with covenant against grantor's acts with respect to all Real Property owned by Scripps and included within the KENS Assets;

          (iii) Certified copies of resolutions, duly adopted by the Board of Directors of Scripps, which shall be in full force and effect at the time of the Second Closing, authorizing the execution, delivery and performance by Scripps of this Agreement and the consummation of the transactions contemplated hereby;

          (iv) The certificate referred to in Section 7.1(c); and

          (v) Such other documents or payments as the Belo Entities or their counsel may reasonably request (A) to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement and (B) for purposes of the issuance of Belo Sub's owners title insurance policy (the cost of which Belo Sub shall bear) without deletion of the standard exceptions to title.

     9.2 Deliveries by the Belo Entities.

     (a) At the First Closing, the Belo Entities shall deliver to Scripps:

          (i) Bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer and assignment (which may contain disclaimers of warranty of condition and suitability consistent with the provisions of this Agreement) in form and substance reasonably

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



     satisfactory to Scripps sufficient to sell, transfer and assign to Scripps all right, title and interest of Colony and PJPI in and good title to the TVFN Interests;

          (ii) A portion of the Belo Cash Consideration, in the amount of $37,500,000, which shall be paid in the manner specified in Section 1.6 hereof;

          (iii) Certified copies of resolutions, duly adopted by the Belo Entities' Boards of Directors, which shall be in full force and effect at the time of the First Closing, authorizing the execution, delivery and performance by the Belo Entities of this Agreement and the consummation of the transactions contemplated hereby;

          (iv) The certificate referred to in Section 8.1(c);

          (v)  Certificates   from  each  of  PJPI  and  Colony  satisfying  the
     requirements of Treas. Reg. ss. 1.1445-2(b)(2), to the effect that neither of them is a foreign person;

          (vi) The LMA;

          (vii) The Transponder Assignments or the Transponder Extension, as the case may be; and

          (viii) Such other documents or payments as Scripps or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement.

     (b) At the Second Closing, the Belo Entities shall deliver to Scripps:

          (i) The remainder of the Belo Cash Consideration not previously paid, which shall be paid in the manner specified in Section 1.6 hereof;

          (ii)  Certified  copies  of  resolutions,  duly  adopted  by the  Belo
     Entities' Boards of Directors which shall be in full force and effect at the time of the Second Closing, authorizing the execution, delivery and performance by the Belo Entities of this Agreement and the consummation of the transactions contemplated hereby;

          (iii) The certificate referred to in Section 8.1(c);

          (iv) An instrument or instruments of assumption of the Assumed Liabilities, in form and substance reasonably satisfactory to Scripps; and

          (v) Such other documents or payments as Scripps or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement.



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



                                    ARTICLE X

                         Nonsurvival of Representations,
                    Warranties and Covenants; Indemnification
                   ------------------------------------------

     10.1 Nonsurvival of Representations and Warranties. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the First Closing Date. This Section
10.1 shall not limit any other covenant or agreement of the parties set forth in this Agreement or in any instrument delivered pursuant to the terms hereof.

     10.2 Indemnification. The parties shall indemnify each other as set forth below.

     (a) Scripps hereby agrees to indemnify and hold harmless the Belo Entities and their directors, officers, employees and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Belo Entities from, and to reimburse the Belo Entities and their directors, officers, stockholders, employees and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, the Belo Entities for any and all losses, damages, liabilities and claims, and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all legal expenses), arising out of, in connection with, based upon or resulting from any litigation or proceeding initiated by a third party to the extent related to the business or operations of the KENS Assets on or before the First Closing Date. Scripps shall not have any liability under this Section 10.2(a) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by the Belo Entities or any of their affiliates. Notwithstanding anything to the contrary contained herein, the indemnification obligations set forth above shall be absolute and unconditional, and shall be enforceable without regard to the existence or accuracy of any representation or warranties given by Scripps.

     (b) The Belo Entities hereby agree to indemnify and hold harmless Scripps and its directors, officers, employees and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, Scripps from, and to reimburse Scripps and its directors, officers, employees and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, Scripps for any and all losses, damages, liabilities and claims and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all legal expenses), arising out of, in connection with, based upon or resulting from any litigation or proceeding initiated by any third party to the extent related to the TVFN Interests on or before the First Closing Date. The Belo Entities shall not have any liability under this Section 10.2(b) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by Scripps or any of its affiliates. Notwithstanding anything to the contrary contained herein, the indemnification obligations set forth above shall be absolute and unconditional, and shall be enforceable without regard to the existence or accuracy of any representation or warranties given by the Belo Entities.


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



     (c)  Notwithstanding any other provision of this Agreement to the contrary:
(i) no party  hereto will be liable to any other party  hereto  pursuant to this
Section 10.2 or otherwise except to the extent that the aggregate amount of losses indemnified thereunder exceeds $2,500,000; (ii) the total aggregate liability of the Belo Entities, on the one hand, and Scripps, on the other hand, for losses that may arise under this Section 10.2 or otherwise will not exceed $25,000,000; and (iii) any claims for losses pursuant to this Section 10.2 or otherwise can only be made in respect of indemnifiable claims actually filed or commenced on or prior to eighteen months after the First Closing Date. Notwithstanding any other provision of this Agreement to the contrary, each party's liability for losses relating to indemnifiable claims for Taxes ("Tax Losses") shall be without limit in dollar amount (although still subject to
Section 10.2(c)(i)) and claims for Tax Losses pursuant hereto may be made at any time.

     (d) As promptly as practicable but in any event within 60 calendar days of the receipt by any party hereto of any notice of the commencement of any action, suit or proceedings, the assertion of any claim, or notice of any event or the incurrence of any loss or damage for which any party hereto asserts that indemnification is provided for by this Section 10.2, the party seeking indemnification (an "indemnified party") shall give written notice to any party from which indemnification is sought (an "indemnifying party") describing in reasonable detail the basis of such claim for indemnification. If the indemnified party does not so notify the indemnifying party within 60 calendar days of the date of such notice, assertion or incurrence, the indemnifying party shall not be relieved of liability hereunder in respect of such claim except if and only to the extent that the indemnifying party suffers prejudice or damage by reason of such failure to give timely notice. Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days' time after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to such claim. If such claim involves the claim of any third party, the indemnifying party shall be entitled to participate in, and assume sole control over, the defense or settlement of such claim; provided, however, that:

          (i) the indemnified party shall be entitled to participate in (but not control) the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

          (ii) the indemnifying party shall obtain the prior written approval of the indemnified party, which shall not be unreasonably withheld or delayed, before entering into any settlement of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party; and

          (iii) the indemnifying party admits in writing that it is liable to indemnify the other party to this Agreement for all costs and expenses related to the third party claim.

After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such action, the indemnifying party shall not be liable to such indemnified party hereunder for any legal fees or expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party does not assume sole control over the defense or settlement of such claim as provided in this Section 10.2(d), the indemnified party shall

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



have the right to defend and settle the claim in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party shall reimburse the indemnified party therefor in accordance with this Section 10.2.

     (e) In any event involving the claim of any third party, the indemnified party shall cooperate fully with the indemnifying party in the defense of any such claim under this Section 10.2. Without limiting the generality of the foregoing, the indemnified party shall furnish the indemnifying party with such documentary or other evidence as is then in its possession as may reasonably be requested by the indemnifying party for the purpose of defending against any such claim.

     (f) In the event that the indemnifying party shall be obligated to indemnify the indemnified party pursuant to this Section 10.2, the indemnifying party shall, upon payment of such indemnity, be subrogated to all rights of the indemnified party with respect to claims to which such indemnification relates.

                                   ARTICLE XI

                                  Miscellaneous
                                  -------------

     11.1 Termination of Agreement.

     (a) This Agreement may be terminated by the Belo Entities or Scripps at any time on or prior to the First Closing Date:

          (i) by the mutual consent of the parties hereto;

          (ii) by any party hereto if the FCC has denied the approvals contemplated by this Agreement in an order which has become Final;

          (iii) by the  Belo  Entities  if any of the  conditions  set  forth in
     Article VII to be satisfied by the First Closing Date shall not have been met on or prior to February 28, 1998, and by Scripps if any of the conditions set forth in Article VIII to be satisfied by the First Closing Date shall not have been met on or prior to February 28, 1998, and shall not have been waived by the Belo Entities or Scripps, respectively, by such date, and the terminating party is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect;

          (iv) by any party hereto if the TVFN Interests, or any part thereof, are transferred to any party pursuant to the provisions of Article IX of the TVFN Partnership Agreement; or

          (v) by any party hereto if the First Closing has not occurred by February 28, 1998, and the party seeking to terminate this Agreement is not in default in any material way in the performance of its obligations under this Agreement.


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



     (b) This Agreement may be terminated by the Belo Entities or Scripps at any time after the First Closing Date and prior to the Second Closing Date;

          (i) by the mutual consent of the parties hereto;

          (ii) by the  Belo  Entities  if any of the  conditions  set  forth  in
     Article VII to be satisfied by the Second Closing Date shall not have been met on or prior to April 30, 1998, and by Scripps if any of the conditions set forth in Article VIII to be satisfied by the Second Closing Date shall not have been met on or prior to April 30, 1998, and shall not have been waived by the Belo Entities or Scripps, respectively, by such date, and the terminating party is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect; provided, however, that if the Belo Entities terminate this Agreement pursuant to the provisions of this Section 11.1(b)(ii) as a result of the failure of the condition set forth in Section 7.10 or Section
     7.11 or Scripps terminates this Agreement pursuant to the provisions of this Section 11.1(b)(ii) as a result of the failure of the condition set forth in Section 8.8, then, in any event, (A) Scripps shall purchase the TVFN Interests for $125,000,000 pursuant to the applicable terms of this Agreement, (B) Belo Sub shall promptly transfer back to Scripps those KENS Assets previously transferred to Belo Sub (as assignee of PJPI and Colony),
     (C) Scripps shall promptly transfer back to the Belo Entities the amount of the Belo Cash Consideration previously paid to Scripps and (D) the LMA shall terminate in accordance with its terms; and

          (iii) by any party hereto if the Second Closing has not occurred by April 30, 1998, and the party seeking to terminate this Agreement is not in default in any material way in the performance of its obligations under this Agreement; provided, however, that if the Belo Entities terminate this Agreement pursuant to the provisions of this Section 11.1(b)(iii), then, in any event, (A) Scripps shall purchase the TVFN Interests for $125,000,000 pursuant to the applicable terms of this Agreement, (B) Belo Sub shall promptly transfer back to Scripps those KENS Assets previously transferred to Belo Sub (as assignee of PJPI and Colony), (C) Scripps shall promptly transfer back to the Belo Entities the amount of the Belo Cash Consideration previously paid to Scripps and (D) the LMA shall terminate in accordance with its terms.

A termination pursuant to this Section 11.1 shall not relieve any party of liability it would otherwise have for a breach of this Agreement.

     11.2 KENS Option. Notwithstanding anything else herein to the contrary, the parties hereto agree as follows with respect to the KENS Assets:

     (a) If Scripps or any affiliate of Scripps acquires any of the TVFN Interests at any time during the period ending on September 30, 1998 (the "Option Period"), directly or indirectly from whomsoever owns or possesses such interests at such time, and such interests were transferred by PJPI and/or Colony as a result of the exercise of rights of refusal by a partner or partners in either CPMCO or TVFN pursuant to the Partnership Agreements, then the Belo Entities shall have the right to acquire the KENS Assets from Scripps for (i) cash consideration of $200,000,000, plus (ii) the assumption of all liabilities and obligations (accrued, absolute, contingent, undisclosed or otherwise) which are primarily related to or have arisen or will arise from the KENS Assets as of the date of the closing of such transaction, plus or minus, as the case may be,
(iii) the net working capital  related to the KENS Assets  as of the date of the

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



closing of such transaction (determined in accordance with Section 1.7) (the "KENS Option").

     (b) Scripps shall promptly deliver to Belo Holdings written notice of its acquisition of the TVFN Interests during the Option Period. Belo Holdings shall be required to deliver written notice of its exercise of the KENS Option within 60 days of its receipt of such notice from Scripps. Failure of Belo Holdings to deliver such notice within such 60 days shall result in the expiration of the KENS Option.

     (c) The closing of the exercise of the KENS Option shall occur not less than five nor more than ten business days after the satisfaction or waiver of the last of the conditions required to be satisfied or waived pursuant to this
Section 11.2. The closing shall occur at such time and place as is mutually agreed upon between the parties. The Belo Entities obligations to close such transaction shall be subject to the fulfillment of the conditions contemplated by Sections 7.2, 7.3, 7.5, 7.6, 7.7, 7.9, 7.10 and 7.11 of this Agreement on or prior to the date of such closing, which such conditions shall be deemed to survive the termination of this Agreement solely for the purposes of effectuating the exercise of the KENS Option. Scripps obligations to close such transaction shall be subject to the fulfillment of the conditions contemplated by Sections 8.2, 8.4, 8.5, 8.6 and 8.8 of this Agreement on or prior to the date of such closing, which such conditions shall be deemed to survive the termination of this Agreement solely for the purposes of effectuating the exercise of the KENS Option. The Belo Entities obligations to close such transaction shall also be subject to the condition that each of the representations and warranties of Scripps contained in this Agreement shall be true and correct in all material respects as of the date of the closing of such transaction.

     (d) Each party agrees to be bound by the provisions of Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.8, 6.9, 6.10, 6.11, and 6.15 of this Agreement, which shall survive the termination of this Agreement solely for the purposes of effectuating the exercise of the KENS Option.

     (e) During the Option Period, Scripps shall use its commercially reasonable best efforts to (i) cause the business related to the KENS Assets to be conducted in the usual, regular and ordinary course consistent with its practices at its other television and radio stations, (ii) preserve intact in all material respects the present business organization related to the KENS Assets, and (iii) keep available, consistent with the practices at its other television and radio stations, the services of the officers and key employees and preserve in all material respects the relationships with customers, suppliers and others having business dealings related to the KENS Assets, it being understood, however, that the failure of any KENS Employees to remain employees of Scripps or become employees of Belo Holdings or any Subsidiary of Belo Holdings shall not constitute a breach of this covenant.

     The provisions of this Section 11.2 shall survive the termination of this Agreement pursuant to Section 11.1(a)(iv).

         11.3 Liabilities Upon Termination. Except for the obligations contained in Sections 11.1(c), 11.2, 11.6, 11.13 and 11.15 hereof which shall survive any termination of this Agreement, upon the termination of this Agreement pursuant to Section 11.1 hereof, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents,

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



consultants or stockholders, shall have any rights, liabilities or obligations hereunder or with respect hereto; provided, however, that nothing contained herein shall relieve any party from liability for any breach or inaccuracy of any representation or warranty contained herein or any failure to comply with any covenant or agreement contained herein.

     11.4 Assignments. No party hereto may assign or delegate any of its duties hereunder without the written consent of the other parties, and any such attempted assignment or delegation without such consent shall be void, except that (a) the Belo Entities may, without the consent of Scripps, assign their rights under this Agreement to an entity controlled by A.H. Belo Corporation and
(b) Scripps may, without the consent of the Belo Entities, assign its rights under this Agreement to an entity controlled by Scripps.

     11.5 Further Assurances. From time to time prior to, at and after the Closing Dates, each party hereto will execute all such instruments and take all such actions as any other party shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Dates, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

     11.6 Public Announcement. Prior to either Closing Date, no party shall, without the approval of the others, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law, in which case such party shall give advance notice to the other parties and the parties shall use all reasonable efforts to cause a mutually agreeable release or announcement to be issued.

     11.7 Notices. Notices and other communications provided for herein shall be in writing (which shall include notice by telex or facsimile transmission) and shall be delivered or mailed (or if by telex, graphic scanning or other facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:

         If to Belo:

                  Belo Holdings, Inc.
                  400 South Record Street
                  Dallas, Texas 75202
                  Telecopy No.: (214) 977-8209

                  Attention:  General Counsel


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



         with a copy to:

                  Jenkens & Gilchrist, a Professional Corporation
                  1445 Ross Avenue, Suite 3200
                  Dallas, Texas  75202-2799
                  Telecopy No.: (214) 855-4300

                  Attention: Gregory J. Schmitt, Esq.

         If to Scripps:

                  The E. W. Scripps Company
                  312 Walnut Street, 28th Floor
                  Cincinnati, Ohio 45202
                  Telecopy No. (513) 977-3024

                  Attn:    M. Denise Kuprionis, Secretary

         with a copy to

                  Baker & Hostetler LLP
                  312 Walnut Street, Suite 2650
                  Cincinnati, Ohio 45202
                  Telecopy No. 513-929-0303

                  Attn:    William Appleton, Esq.

or to such other address as a party may from time to time designate in writing in accordance with this Section. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     11.8 Captions. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     11.9 Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas without regard to its conflicts of laws principles.

     11.10 Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be amended, modified or waived only by a written instrument executed by the party sought to be bound thereby. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further

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



or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     11.11 Counterparts. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

     11.12 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the entire Agreement between the parties and supersedes and cancels any and all prior agreement between them relating to the subject matter hereof.

     11.13 Confidentiality. All information provided to any party hereto or its representatives by or on behalf of any party hereto or its affiliates before or after the date of this Agreement and prior to the First or Second Closing Date, as the case may be, concerning the business, assets, liabilities and operations of KENS, CPMCO or TVFN shall be governed by the Confidentiality Agreements, heretofore executed by certain of the parties hereto.

     11.14 Brokers or Finders. Each party agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by the other party or its affiliates.

     11.15 Specific Performance. In addition to other remedies provided herein, if a party defaults in the performance of its obligations under this Agreement and fails to complete the transactions contemplated hereby, as and when herein set forth, and the other party shall not be in material default, such party shall be entitled to apply for and obtain specific performance, which shall be in addition to any and all other rights and remedies available to such party at law or in equity. Each party hereby acknowledges that monetary damages alone would not be an adequate compensation to the other party, and agrees that if any action is brought seeking specific performance, each party shall waive the defense that there is an adequate remedy at law.

     11.16 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto and their respective successors and assigns any rights or remedies hereunder.

     11.17 Waiver. The Belo Entities shall cause CPMCO and TVFN to waive all rights that each of such partnerships has under Article IX of the TVFN Partnership Agreement with respect to the transactions contemplated hereby.

     11.18 Certain Definitions.

     (a) "Code" means the Internal Revenue Code of 1986, as amended.


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



     (b) "Partnership Agreements" shall mean, collectively, the Cable Program Management Co., G.P. Amended and Restated Agreement of General Partnership, dated as of February 18, 1994, and the Agreement of General Partnership of Television Food Network, G.P., dated as of August 16, 1993, both as amended.

     (c) "Sublease Agreement" shall mean that certain Sublease Agreement, dated as of March 1, 1994 between Belo Holdings, Inc. and Television Food Network, G.P.

     (d) "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such partner is a general partner (excluding partnerships the general partnership interests of which held by such party and any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) securities or other interests having by their terms a majority of the outstanding voting power with respect to such corporation or other organization are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     (e) "Transponder Lease Agreement" shall mean that certain Transponder Lease Agreement, dated as of January 7, 1994, between Hughes Communications Galaxy, Inc. and Providence Journal Company.



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                                       52

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                     BELO HOLDINGS, INC.


                                     By:     /s/ Ward L. Huey, Jr.
                                             -----------------------------------
                                     Name:   Ward L. Huey, Jr.
                                     Title:  Vice President


                                     COLONY CABLE NETWORKS, INC.


                                     By:     /s/ Ward L. Huey, Jr.
                                             -----------------------------------
                                     Name:   Ward L. Huey, Jr.
                                     Title:  Chairman of the Board & President



                                     PJ PROGRAMMING, INC.


                                     By:     /s/ Ward L. Huey, Jr.
                                             -----------------------------------
                                     Name:   Ward L. Huey, Jr.
                                     Title:  Chairman of the Board & President




                                     BHI SUB, INC.


                                     By:     /s/ Ward L. Huey, Jr.
                                             -----------------------------------
                                     Name:   Ward L. Huey, Jr.
                                     Title:  Chairman of the Board




                                     THE E.W. SCRIPPS COMPANY


                                     By:     /s/ William R. Burleigh
                                             -----------------------------------
                                     Name:   William R. Burleigh
                                     Title:  President and CEO



CORPDAL:69976.6 10861-00052
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